EXHIBIT 10.2

$4,000,000,000

REVOLVING CREDIT AGREEMENT

dated as of
September 19, 2014

among

KINDER MORGAN, INC.,
as the Borrower,

THE LENDERS PARTY HERETO

and

BARCLAYS BANK PLC,
as the Administrative Agent

CITIGROUP GLOBAL MARKETS INC.,

as the Syndication Agent,

and

BANK OF AMERICA, N.A.,

THE BANK OF NOVA SCOTIA,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

DEUTSCHE BANK SECURITIES INC.,

DNB BANK ASA, NEW YORK BRANCH

JPMORGAN CHASE BANK, N.A.,

ROYAL BANK OF CANADA,

THE ROYAL BANK OF SCOTLAND PLC,

UBS SECURITIES LLC,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Documentation Agents,

BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC.,

THE BANK OF NOVA SCOTIA,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC.,

DNB MARKETS, INC.,

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

RBC CAPITAL MARKETS,

RBS SECURITIES INC.,

UBS SECURITIES LLC,

and

WELLS FARGO SECURITIES, LLC,

as the Joint Lead Arrangers and the Joint Book Runners

Revolving Credit Facility

i

SCHEDULES:

Schedule 1.01	Commitments
Schedule 1.01A	Excluded Subsidiaries
Schedule 1.01B	Existing Letters of Credit
Schedule 6.01	Existing Non-Guarantor Indebtedness
Schedule 6.05	Existing Transactions with Affiliates
Schedule 6.06	Existing Restrictive Agreements

EXHIBITS:

Exhibit 1.01-A	Form of Assignment and Acceptance
Exhibit 1.01-B	Form of Guaranty Agreement
Exhibit 1.01-C	Form of Committed Note
Exhibit 1.01-D	Form of Swingline Note
Exhibit 2.03	Form of Borrowing Request
Exhibit 2.05	Form of Letter of Credit Request
Exhibit 2.07	Form of Interest Election Request
Exhibit 2.10	Form of Notice of Prepayment
Exhibit 2.16-A	Form of U.S. Tax Compliance Certificate
Exhibit 2.16-B	Form of U.S. Tax Compliance Certificate
Exhibit 2.16-C	Form of U.S. Tax Compliance Certificate
Exhibit 2.16-D	Form of U.S. Tax Compliance Certificate
Exhibit 2.21	Form of New Loan Increase Joinder
Exhibit 5.01	Form of Compliance Certificate

REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT, dated as of September 19, 2014 (this “Agreement”) is among:

(a)                                 Kinder Morgan, Inc., a Delaware corporation (the “Borrower”);

(b)                                 the banks, financial institutions and other lenders listed on the signature pages hereof under the caption “Lenders” (the “Lenders” and together with each other Person that becomes a Lender pursuant to Section 2.01(b) or Section 9.05, collectively, the “Lenders”); and

(c)                                  Barclays Bank PLC, individually as a Lender and as the administrative agent for the Lenders (in such latter capacity together with any other Person that becomes Administrative Agent pursuant to Section 8.08, the “Administrative Agent”).

PRELIMINARY STATEMENTS

The Borrower intends to acquire, directly or indirectly through one or more subsidiaries (the “Acquisition”), (i) all of the equity interests of Kinder Morgan Management, LLC (“KMR”) that are currently not owned, directly or indirectly, by the Borrower and (ii) all of the limited partnership interests of Kinder Morgan Energy Partners, L.P. (“KMP”) and El Paso Pipeline Partners, L.P. (“EPB”, and together with KMR and KMP, the “Acquired Entities”) that are not currently owned, directly or indirectly, by the Borrower.

The Acquisition shall be consummated pursuant to (i) that certain Agreement and Plan of Merger, dated as of August 9, 2014, by and among the Borrower, EPB, El Paso Pipeline GP Company, L.L.C. and E Merger Sub LLC (the “EPB Merger Agreement”) pursuant to which EPB shall be the surviving entity and a wholly-owned subsidiary of the Borrower, (ii) that certain Agreement and Plan of Merger, dated as of August 9, 2014, by and among the Borrower, KMR, KMP, Kinder Morgan G.P., Inc. and P Merger Sub LLC (the “KMP Merger Agreement”) pursuant to which KMP shall be the surviving entity and a wholly-owned subsidiary of the Borrower, and (iii) that certain Agreement and Plan of Merger, dated as of August 9, 2014, by and among the Borrower, KMR, and R Merger Sub LLC (the “KMR Merger Agreement” and, together with the EPB Merger Agreement and the KMP Merger Agreement, the “Merger Agreements”) pursuant to which KMR shall be the surviving entity and a wholly-owned subsidiary of the Borrower.

In connection with the consummation of the Acquisition the Borrower intends to replace (i) the revolving facility set forth in the Credit Agreement, dated as of May 6, 2014, by and among the Borrower, the lenders party thereto from time to time, Barclays Bank PLC, as administrative agent and collateral agent, and the other parties party thereto (the “Existing Credit Agreement”), (ii) the facilities set forth in the Credit Agreement, dated as of May 1, 2013, among KMP, Wells Fargo Bank, National Association, as administrative agent and the other lenders and agents party thereto (the “KMP Credit Agreement”) and (iii) the facilities set forth in the Credit Agreement, dated May 27, 2011, among El Paso Pipeline Partners Operating Company, L.L.C., Wyoming Interstate Company, L.L.C., EPB, Bank of America, N.A., as administrative agent, and the other lenders and letter of credit issuers from time to time parties thereto (the “EPB Credit Agreement”) with the proceeds of borrowings under the Commitments (as defined below).

The Borrower intends to finance a portion of the cost of the Acquisition and the fees and expenses incurred in connection with the foregoing and refinance certain indebtedness of the Borrower with (A) the proceeds of the issuance of up to $5,000,000,000 of debt securities by the Borrower (the

“New Senior Notes”) or (B) if all or portion of the New Senior Notes are not issued on or prior to the time the Acquisition is consummated, the proceeds of a bridge facility in an amount up to $5,000,000,000 (the transactions set forth in this paragraph and the immediately preceding three paragraphs, the “Transactions”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01 Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Acquired Entities” has the meaning specified in the Preliminary Statements.

“Acquired Entity Material Adverse Effect” means, when used with respect to each Acquired Entity, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such Acquired Entity and its Subsidiaries (when used in this definition of “Acquired Entity Material Adverse Effect”, as such term is defined in the Applicable Merger Agreement), taken as a whole; provided, however, that any adverse changes, effects, events or occurrences resulting from or due to any of the following shall be disregarded in determining whether there has been an Acquired Entity Material Adverse Effect:  (i) changes, effects, events or occurrences generally affecting the United States or global economy, the financial, credit, debt, securities or other capital markets or political, legislative or regulatory conditions or changes in the industries in which such Acquired Entity operates; (ii) the announcement or pendency of the applicable Merger Agreement to which such Acquired Entity is a party (such Merger Agreement, the “Applicable Merger Agreement”) or the transactions contemplated by the Applicable Merger Agreement or, except specifically for purposes of the representations and warranties made by the applicable parties in Section 3.3(b) and Section 4.3(b) of the Applicable Merger Agreement and the satisfaction of the closing conditions set forth in Article VI of the Applicable Merger Agreement with respect to such representations and warranties, the performance of the Applicable Merger Agreement; (iii) any change in the market price or trading volume of the limited liability company units, limited partnership interests, shares of common stock or other equity securities of such Acquired Entity (it being understood and agreed that the foregoing shall not preclude the Administrative Agent from asserting that any facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of Acquired Entity Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, an Acquired Entity Material Adverse Effect); (iv) acts of war, terrorism or other hostilities (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any Laws (when used in this definition of “Acquired Entity Material Adverse Effect”, as such term is defined in the Applicable Merger Agreement) or regulations applicable to such Acquired Entity or applicable accounting regulations or principles or the interpretation thereof; (vi) any legal proceedings commenced or threatened by or involving any current or former member, partner or stockholder of such Acquired Entity or any of its Subsidiaries (on their own or on behalf of such Acquired Entity or any of its Subsidiaries) arising out of or related to the Applicable Merger Agreement or the transactions contemplated by the Applicable Merger Agreement; (vii) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; (viii) any failure of a Person to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial or operating metrics for any period (it being understood and agreed that the foregoing shall not preclude the Administrative Agent from asserting that any facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of Acquired Entity Material Adverse Effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, an Acquired Entity Material Adverse Effect) and (ix) the taking of any action required by the Applicable Merger Agreement; provided, however, that changes, effects, events or occurrences referred to in clauses (i), (iv), (v) and (vii) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be an Acquired Entity Material Adverse Effect if and to the extent such changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on such Acquired Entity and its Subsidiaries, taken as a whole, as compared to other companies of similar size operating in the industries in which such Acquired Entity and its Subsidiaries operate.

“Acquired Entity Representations” means the representations made by or with respect to the Acquired Entities and their respective Subsidiaries in the Merger Agreements (but only to the extent that the breach of such representations and warranties would permit the Borrower or its Affiliates to terminate the Merger Agreements or decline to close the Acquisition).

“Acquisition” has the meaning specified in the Preliminary Statements.

“Administrative Agent” has the meaning specified in the introduction to this Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in the form supplied by the Administrative Agent.

“Affiliate” of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, siblings, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  For purposes of this definition, any Person that owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person. In no event shall the Administrative Agent or any Lender be deemed to an Affiliate of the Borrower of any of its Subsidiaries.

“Agreement” has the meaning specified in the introduction to this Agreement (subject, however, to Section 1.04(e) hereof).

“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (b) the Prime Rate in effect for such day, and (c) the LIBOR Rate for a Eurodollar Loan with a one month Interest Period that begins on such day (and if such day is not a Business Day, the immediately preceding Business Day) plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate shall be effective from the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate, respectively.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010.

“Applicable Commitment Fee Rate” means, at any time and from time to time, the percentage per annum equal to the applicable percentage set forth below for the corresponding Performance Level at such time:

Performance Level	Applicable Commitment Fee Rate
I	0.150%
II	0.175%
III	0.200%
IV	0.275%
V	0.350%

The Applicable Commitment Fee Rate shall be determined by reference to the Performance Level in effect from time to time and any change in the Applicable Commitment Fee Rate shall be effective from the effective date of the change in the applicable Performance Level giving rise thereto.

“Applicable Margin” means, as to any ABR Borrowing or any Eurodollar Borrowing, as the case may be, at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the corresponding Performance Level at such time:

Performance Level	Eurodollar Borrowings Applicable Margin Percentage	ABR Borrowings Applicable Margin Percentage
I	1.125%	0.125%
II	1.250%	0.250%
III	1.500%	0.500%
IV	1.750%	0.750%
V	2.000%	1.000%

The Applicable Margin shall be determined by reference to the Performance Level in effect from time to time, and any change in the Applicable Margin shall be effective from the effective date of any change in the applicable Performance Level giving rise thereto.

“Applicable Merger Agreement” has the meaning specified in the definition of “Acquired Entity Material Adverse Effect.”

“Applicable Percentage” means at any time, for each Lender, the percentage obtained by dividing (a) such Lender’s Commitment by (b) the amount of the Total Commitment, provided that at any time when the Total Commitment shall have been terminated, each Lender’s Applicable Percentage shall be the percentage obtained by dividing (a) such Lender’s Credit Exposure by (b) the aggregate Credit Exposure of all Lenders.

“Application” has the meaning specified in Section 2.05(e).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Barclays Bank PLC, Citigroup Global Markets Inc., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., DNB Markets, Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, RBS Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint book runners.

“Asset Sale” means, with respect to any property or asset of any Person, any sale, assignment or other disposition of such property or asset, including the sale or issuance of any Capital Stock in any Subsidiary.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit 1.01-A or any other form approved by the Administrative Agent.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.05(f).

“Availability Period” means the period from the Closing Date to the earlier of (i) the Maturity Date or (ii) the date of termination of the Total Commitment.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

“Bond Letter of Credit” means irrevocable letter of credit No. S113181 issued by First Union National Bank (now Wells Fargo) in the original face amount of $24,128,548 for the account of the OLP “B” and for the benefit of Trustee.

“Bonds” means the Port Facility Refunding Revenue Bonds (Enron Transportation Services, L.P. Project) Series 1994 in the original aggregate principal amount of $23,700,000, as issued by the Jackson-Union Regional Port District.

“Borrower” has the meaning specified in the introduction to this Agreement.

“Borrower Debt Rating” means, with respect to the Borrower as of any date of determination, the rating that has been most recently announced by each of S&P or Moody’s for any non-credit enhanced, unsecured long-term senior debt issued or to be issued by the Borrower.  For purposes of the foregoing:

(a)                                 prior to the public announcement by S&P and Moody’s of a Borrower Debt Rating that gives effect to the Transactions, the Applicable Margin or the Applicable Commitment Fee Rate, as the case may be, shall be set in accordance with Performance Level III under the definition of “Applicable Margin” or “Applicable Commitment Fee Rate”, as the case may be;

(b)                                 if, at any time, neither S&P nor Moody’s shall have in effect a Borrower Debt Rating, the Applicable Margin or the Applicable Commitment Fee Rate, as the case may be, shall be set in accordance with Performance Level V under the definition of “Applicable Margin” or “Applicable Commitment Fee Rate”, as the case may be;

(c)                                  if the ratings established by S&P and Moody’s shall fall within different Performance Levels, the Applicable Margin or the Applicable Commitment Fee Rate, as the case may be, shall be based upon the higher rating; provided, however, that, if the lower of such ratings is two or more Performance Levels below the higher of such ratings, the Applicable Margin or the Applicable Commitment Fee Rate, as the case may be, shall be based upon the rating that is one Performance Level higher than the lower rating;

(d)                                 if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is announced publicly by the rating agency making such change;

(e)                                  if S&P or Moody’s shall change the basis on which ratings are established by it, each reference to the Borrower Debt Rating announced by S&P or Moody’s shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

“Borrowing” means (a) a borrowing comprised of Committed Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Date” means the Business Day upon which any Letter of Credit is to be issued or any Loans are to be made available to the Borrower.

“Borrowing Request” has the meaning specified in Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a rate of interest determined by reference to LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person’s equity, including (a) all common stock and preferred stock, any limited or general partnership interest and any limited liability company member interest, (b) beneficial interests in trusts, and (c) any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

“Cash Collateralize” means, solely for purposes of Sections 2.19 and 2.20, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Banks or Lenders, as collateral for their respective LC Exposure, cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof; (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service); (c) commercial paper issued by any Lender or any bank holding company owning any Lender; (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (e) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the equivalent in dollars thereof) in the case of foreign banks; (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; (g) marketable short-term money market and similar funds (i) either having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (h) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and (i) in the case of investments by any Foreign Subsidiary, other customarily utilized high-quality investments in the country where such Foreign Subsidiary is located.

“CFC” means a Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Control” means and will be deemed to have occurred if (a) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds 50% of the voting power of all the outstanding Voting Stock of the Borrower; or (b) Continuing Directors shall not constitute at least a majority of the board of directors of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” has the meaning specified in Section 9.13.

“Citi” means Citibank Global Markets Inc., Citibank, N.A., Citicorp North America Inc., and any of their affiliates.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Committed Loans or Swingline Loans.

“Closing Date” means the date on which the conditions specified in Section 3.02 are satisfied (or waived in accordance with Section 9.02).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Committed Loans pursuant to Section 2.01 and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be reduced or increased from time to time pursuant to the terms hereof.  The initial amount of each Lender’s Commitment as of the Effective Date is set forth on Schedule 1.01, or in the Register maintained by the Administrative Agent pursuant to Section 9.05.

“Commitment Fee” has the meaning specified in Section 2.11(a).

“Committed Letter of Credit” has the meaning specified in Section 2.05(b).

“Committed Loan” means a Loan made pursuant to Section 2.03(a).

“Committed Note” means a promissory note of the Borrower payable to the order of each Lender, in substantially the form of Exhibit 1.01-C, together with all modifications, extensions, renewals and rearrangements thereof.

“Communications” has the meaning specified in Section 9.01.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Assets” means, at the date of any determination thereof, the total assets of the Borrower and the Subsidiaries as set forth on a consolidated balance sheet of the Borrower and the Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.

“Consolidated EBITDA” means, for any period, EBITDA of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that Consolidated EBITDA shall be calculated after giving pro forma effect to acquisitions of any Person, property, business or asset (to the extent not subsequently sold, transferred, abandoned or otherwise disposed) and any sale, transfer, abandonment or other disposition of any Person, property, business or asset made by the Borrower or any Subsidiary during such period, as if the acquisition, sale, transfer, abandonment or other disposition had been effected on the first date of such period.

“Consolidated Net Indebtedness” means, at the date of any determination thereof, (a) Indebtedness of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) (i) the aggregate cash included in the cash accounts listed on the consolidated balance sheet of the Borrower and the Subsidiaries as at such date and (ii) Cash Equivalents of the Borrower and the Subsidiaries as at such date, in the case of each of clauses (i) and (ii), to the extent the use thereof for application to payment of Indebtedness is not prohibited by any Requirement of Law or any contract to which the Borrower or any of the Subsidiaries is a party.

“Consolidated Interest Expense” means, for any period, the Interest Expense of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Tangible Assets” means, at the date of any determination thereof, Consolidated Tangible Assets after deducting therefrom all current liabilities, excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and (ii) current maturities of long-term debt, all as set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the Borrower and the Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.

“Consolidated Tangible Assets” means, at the date of any determination thereof, Consolidated Assets after deducting therefrom the value, net of any applicable reserves and accumulated amortization, of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the Borrower and the Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.

“Continuing Director” means, at any date, an individual (a) who is a member of the board of directors of the Borrower, KMP or EPB on the Effective Date, (b) who, as at such date, has been a member of such board of directors for at least the twelve preceding months, or (c) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Credit Event” means the making of any Loan or the issuance or extension of any Letter of Credit.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Committed Loans and its LC Exposure and its Swingline Exposure at such time.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, or (ii), in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in each of such cases, so long as such ownership interest or such appointment does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Documentation Agents” means Bank of America, N.A., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Securities Inc., DNB Bank ASA, JPMorgan Chase Bank, N.A., Royal Bank of Canada, The Royal Bank of Scotland plc, UBS Securities LLC, and Wells Fargo Bank, National Association, as documentation agents.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“EBITDA” means, with respect to any Person for any period (without duplication), the Net Income of such Person, increased (a) (to the extent deducted in determining Net Income for such period) by the sum of (i) all income taxes (including state franchise taxes based upon income) of such Person paid or accrued according to GAAP for such period; (ii) Consolidated Interest Expense of such Person for such period, (iii) all depreciation, depletion and amortization (including amortization of goodwill) of such Person for such period; (iv) other non-cash charges or losses (including asset impairments, write-downs or write-offs), (v) amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and commissions, discounts and other fees, charges and expenses associated with any letters of credit or Indebtedness, including in connection with the repurchase or repayment thereof, including any premium and acceleration of fees or discounts and other expenses, and (vi) for any period ending on or before the first fiscal quarter ending after the Closing Date, the amount of any Net Income attributable to noncontrolling interests, plus (b) the amount of cash dividends actually received during such period by such Person on a consolidated basis from unconsolidated Subsidiaries of such Person and equity investments in Persons not otherwise constituting Subsidiaries of such Person (provided that any such cash dividends actually received within thirty days after the last day of any fiscal quarter attributable to operations during such prior fiscal quarter shall be deemed to have been received during such prior fiscal quarter and not in the fiscal quarter actually received) minus (c) each of the following (i) all non-cash items of income or gain of such Person which were included in determining such consolidated Net Income for such period, (ii) any cash payments made during such period in respect of items described in clause (a)(iv) above subsequent to the fiscal quarter in which the relevant non-cash charges or losses were reflected as a charge in determining consolidated Net Income and (iii) equity earnings from unconsolidated Subsidiaries and equity investments in Persons not otherwise constituting Subsidiaries of such Person, in each case determined in accordance with GAAP.

“Effective Date” means the date on which the conditions specified in Section 3.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.05(a)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.05(a)(iii)).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“EPB” has the meaning specified in the Preliminary Statements.

“EPB Credit Agreement” has the meaning specified in the Preliminary Statements.

“EPB Merger Agreement” has the meaning specified in the Preliminary Statements.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the LIBOR Rate.

“Event of Default” has the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Subsidiary” means (i) any Subsidiary that is not a Wholly-owned Domestic Operating Subsidiary, (ii) any Domestic Subsidiary that is a Subsidiary of a CFC or any Domestic Subsidiary (including a disregarded entity for U.S. federal income Tax purposes) substantially all of whose assets (held directly or through Subsidiaries) consist of Capital Stock of one or more CFCs or Indebtedness of such CFCs, (iii) any Immaterial Subsidiary, (iv) any Subsidiary listed on Schedule 1.01A, (v) each of Calnev Pipe Line LLC, SFPP, L.P., Kinder Morgan G.P., Inc. and EPEC Realty, Inc. and each of its Subsidiaries, (vi) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse Tax consequences) of providing a Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (vii) any not-for-profit Subsidiary, (viii) any Subsidiary that is prohibited by a Requirement of Law from providing a Guaranty of the Obligations, and (ix) any Subsidiary acquired by the Borrower and its Subsidiaries after the Effective Date to the extent, and so long as, the financing documentation governing any existing Indebtedness of such Subsidiary (other than Indebtedness created or incurred in anticipation of, or with the intent to circumvent the terms of, this Agreement) that is permitted to survive pursuant to Section 6.01 (and does survive) prohibits such Subsidiary from guaranteeing the Obligations; provided, that notwithstanding the foregoing, any Subsidiary that Guarantees any senior notes or senior debt securities issued by the Borrower shall not constitute an Excluded Subsidiary for so long as such Guarantee is in effect.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, state gross receipts Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.18(b) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Summary” means the Confidential Information Memorandum relating to this Agreement and the Transactions dated August 2014.

“Existing Credit Agreement” has the meaning specified in the Preliminary Statements.

“Existing LC Subsidiary” means OLP “B” and each other Subsidiary of the Borrower set forth on Exhibit 1.01E for the account of which an Existing Letter of Credit has been issued.

“Existing Letters of Credit” means the letters of credit issued or, in the case of the Bond Letter of Credit, deemed issued, under the Existing Credit Agreement, the KMP Credit Agreement and the EPB Credit Agreement listed on Schedule 1.01B (as such Schedule may be updated by the Borrower on or prior to the Closing Date to reflect additional letters of credit issued by an Issuing Bank for the account of the Borrower or any of its Subsidiaries between the Effective Date and the Closing Date).

“Existing Subsidiary Letters of Credit” means, collectivelly, (i) the Bond Letter of Credit and (ii) each other Existing Letter of Credit that has been issued for the account of an Existing LC Subsidiary.

“Existing Subsidiary Letters of Credit Guaranteed Obligations” has the meaning specified in Section 2.05(n).

“Existing Subsidiary Letters of Credit Guaranty” has the meaning specified in Section 2.05(n).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into by the United States that implement or modify the foregoing (together with the portions of any law implementing such intergovernmental agreements).

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning specified in Section 2.11.

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Bank, such Defaulting Lender’s Applicable Percentage of the outstanding LC Exposure with respect to Letters of Credit issued by such Issuing Bank other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to any Swingline Lender, such Defaulting Lender’s Applicable Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America from time to time, including as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financing Accounting Standards Board.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means KMP, EPB, KMR, Kinder Morgan (Delaware), Inc. and each other Person that guarantees the Obligations pursuant to the Guaranty.

“Guaranty” means the Guaranty Agreement substantially in the form of Exhibit 1.01-B hereto.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” means a financial instrument or security which is used as a cash flow or fair value hedge to manage the risk associated with a change in interest rates, foreign currency exchange rates or commodity prices.

“Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions, issued by the Borrower, or any business trusts, limited liability companies, limited partnerships or similar entities (i) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more Wholly-owned Subsidiaries) at all times by the Borrower or any of the Subsidiaries, (ii) that have been formed for the purpose of issuing trust preferred securities or deferrable interest subordinated debt, and (iii) substantially all the assets of which consist of (A) subordinated debt of the Borrower or a Subsidiary, and (B) payments made from time to time on the subordinated debt.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Increased Amount Date” has the meaning specified in Section 2.21(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (other than surety, performance and guaranty bonds), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others (provided that in the event that any Indebtedness of the Borrower or any Subsidiary shall be the subject of a Guarantee by one or more Subsidiaries or by the Borrower, as the case may be, the aggregate amount of the outstanding Indebtedness of the Borrower and the Subsidiaries in respect thereof shall be determined by reference to the primary Indebtedness so guaranteed, and without duplication by reason of the existence of any such guarantee), (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of (i) the full face amount of all letters of credit (drawn or undrawn) supporting the exposure of such Person under Hedging Agreements and (ii) the drawn portion of all other letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of funded bankers’ acceptances and (j) Hybrid Securities.  The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor: provided that Indebtedness shall not include (1) non-recourse debt, (2) performance guaranties, (3) monetary obligations or guaranties of monetary obligations of Person as lessees under leases that are in accordance with GAAP, recorded as operating leases, and (4) guarantees by such Person of obligations of others which are not obligations described in clauses (a) through (j) of this definition, and provided further, that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Subsidiary of such Person, the amount thereof for the purpose of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof and can reasonably be expected to perform its or their obligations thereunder.  For the avoidance of doubt, except as expressly provided in clause (h)(i) above, “Indebtedness” of a Person in respect of such letters of credit shall include, without duplication, only the principal amount of the unreimbursed obligations of such Person in respect of such letters of credit that have been drawn upon by the beneficiaries to the extent of the amount drawn, and shall include no other obligations in respect of such letters of credit.

“Indemnified Parties” has the meaning specified in Section 9.03.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnity Matters” means, with respect to any Indemnified Party, all losses, liabilities, claims and damages (including reasonable legal fees and expenses).

“Interest Election Request” has the meaning specified in Section 2.07.

“Interest Expense” means (without duplication), with respect to any period for any Person (a) the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid during such period in respect of the Indebtedness of such Person including (i) the interest portion of any deferred payment obligation; (ii) the portion of any rental obligation in respect of Capital Lease Obligations allocable to interest expenses; and (iii) any non-cash interest payments or accruals, all determined in accordance with GAAP, less (b) Interest Income of such Person for such period.

“Interest Income” means, with respect to any period for any Person, interest actually received by such Person during such period.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending (a) on the date that is one week thereafter or (b) on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, in each case as the Borrower may elect; provided (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of any Eurodollar Borrowing, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall end after the Stated Maturity Date.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Eurodollar Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service.

“Issuing Banks” means Barclays Bank PLC, Citi, Bank of America, N.A., Wells Fargo, and JPMorgan Chase Bank, N.A, in their capacities as issuers of Letters of Credit hereunder, and each other Lender as the Borrower may from time to time select as an Issuing Bank hereunder pursuant to Section 2.05; provided that such Lender has agreed to be an Issuing Bank and the Administrative Agent has consented to such selection.

“KMP” has the meaning specified in the Preliminary Statements.

“KMP Credit Agreement” has the meaning specified in the Preliminary Statements.

“KMP Merger Agreement” has the meaning specified in the Preliminary Statements.

“KMR” has the meaning specified in the Preliminary Statements.

“KMR Merger Agreement” has the meaning specified in the Preliminary Statements.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Committed Letters of Credit and Uncommitted Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“LC Sublimit” means $750,000,000.

“Lenders” has the meaning specified in the introduction to this Agreement.  Unless context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” means any Existing Letter of Credit or any letter of credit issued pursuant to this Agreement.

“Letter of Credit Commitment” means, with respect to any Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of the LC Exposure with respect to Letters of Credit issued by such Issuing Bank as such commitment may be reduced or terminated from time to time pursuant to Section 2.08.  The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 1.01.

“Letter of Credit Request” has the meaning specified in Section 2.05.

“LIBOR” means, with respect to any Eurodollar Loan for any Interest Period, a fluctuating rate per annum equal to (x) the rate per annum determined by the Administrative Agent to be the offered rate for dollar deposits with a term equivalent to such Interest Period appearing on the page of the Reuters Screen which displays an average of the London interbank offered rate administered by the ICE Benchmark Administration or (y) if the rate in clause (x) above does not appear on such page or service or if such page or service is not available, the rate per annum determined by the Administrative Agent to be the offered rate for dollar deposits with a term equivalent to such Interest Period on such other page or other service which displays an average of the London interbank offered rate administered by the ICE Benchmark Administration or (z) if the rates in clauses (x) and (y) are not available, the rate per annum determined by the Administrative Agent to be the average offered quotation rate by major banks in the London interbank market for dollar deposits of principal amounts comparable to such Eurodollar Loan with maturities comparable to such Interest Period.

“LIBOR Rate” means, with respect to any Eurodollar Loan for any Interest Period for such Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the product of (i) LIBOR for such Loan for such Interest Period multiplied by (ii) the Reserve Requirement for such Loan for such Interest Period.  In no case shall the LIBOR Rate be less than zero.

“Lien” means, with respect to any asset (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Documents” mean, collectively, this Agreement, the Guaranty, the Notes, if any, the Applications, the Fee Letter and all other instruments and documents from time to time executed and delivered by the Borrower or the Guarantors in connection herewith and therewith.

“Loan Party” means the Borrower and each Guarantor.

“Loans” means advances made by the Lenders to the Borrower pursuant to this Agreement.

“Material Adverse Effect” means, relative to any occurrence of whatever nature, a material adverse effect on (a) the business assets, liabilities or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform the Obligations or (c) the rights and remedies of the Administrative Agent, any Issuing Bank or any Lender against the Borrower or, taken as a whole, the Guarantors, under any material provision of this Agreement or any other Loan Document.

“Material Subsidiary” means, as at any date of determination, any Subsidiary of the Borrower whose total tangible assets (for purposes of the below, when combined with the tangible assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) as at such date of determination are greater than or equal to 5% of Consolidated Tangible Assets as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (the “Most Recent Financial Statement Date”), as the case may be; provided that if the aggregate total tangible assets of all Material Subsidiaries is less than 85% of Consolidated Tangible Assets as of the Most Recent Financial Statement Date, the Borrower shall designate Subsidiaries as “Material Subsidiaries” in writing to the Administrative Agent along with the delivery of the applicable financial statements pursuant to Section 5.01(a) or (b) such that the deficit described in this proviso ceases to exist.

“Maturity Date” means the earlier of (a) the Stated Maturity Date and (b) the acceleration of the Obligations pursuant to Section 7.01.

“Maximum Rate” has the meaning specified in Section 9.13.

“Merger Agreements” has the meaning specified in the Preliminary Statements.

“Minimum Collateral Amount” means, solely for purposes of Sections 2.19 and 2.20, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuing Banks with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuing Banks in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.

“Most Recent Financial Statement Date” has the meaning specified in the definition of Material Subsidiary.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Income” means with respect to any Person for any period that net income of such Person for such period determined in accordance with GAAP; provided that there shall be excluded, without duplication, from such net income (to the extent otherwise included therein).

(a)                                 net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure of such Person under rate cases);

(b)                                 net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

(c)                                  any gains or losses attributable to write-ups or write-downs of assets; and

(d)                                 proceeds of any key man insurance, or any insurance on property, plant or equipment.

“Net Worth” means, as to the Borrower at any date, the sum of the amount of shareholders’ equity of the Borrower determined as of such date in accordance with GAAP, provided there shall be excluded, without duplication, from such determination (to the extent otherwise included therein) the amount of accumulated other comprehensive gain or loss as of such date.

“New Commitment” has the meaning specified in Section 2.21(a).

“New Lender” has the meaning specified in Section 2.21(b).

“New Loan” has the meaning specified in Section 2.21(b).

“New Loan Increase Joinder” has the meaning specified in Section 2.21(c).

“New Senior Notes” has the meaning specified in the Preliminary Statements.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.02 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.05(f).

“Non-Guarantor Subsidiary” has the meaning specified in Section 6.01.

“Non-Wholly-owned Subsidiary” means any Subsidiary that is not a Wholly-owned Subsidiary.

“Note” means a Committed Note or a Swingline Note.

“Notice of Default” has the meaning specified in Section 7.01.

“Notice of Prepayment” has the meaning specified in Section 2.08.

“Obligations” means collectively:

(a)                                 the payment of all indebtedness and liabilities by, and performance of all other obligations of, the Borrower in respect of the Loans;

(b)                                 all obligations of the Borrower under, with respect to and relating to the Letters of Credit, whether contingent or matured;

(c)                                  the payment of all other indebtedness and liabilities by and performance of all other obligations of the Borrower to the Administrative Agent, the Issuing Banks and the Lenders under, with respect to, and arising in connection with, the Loan Documents, and the payment of all indebtedness and liabilities of the Borrower to the Administrative Agent, the Issuing Banks and the Lenders for fees, costs, indemnification and expenses (including reasonable attorneys’ fees and expenses) under the Loan Documents;

(d)                                 the reimbursement of all sums advanced and costs and expenses incurred by the Administrative Agent under any Loan Document (whether directly or indirectly) in connection with the Obligations or any part thereof or any renewal, extension or change of or substitution for the Obligations or, any part thereof, whether such advances, costs and expenses were made or incurred at the request of the Borrower or the Administrative Agent; and

(e)                                  all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the items described under clauses (a) through (d) above.

“OLP “B”“ means Kinder Morgan Operating L.P. “B”, a Delaware limited partnership.

“Operating Subsidiary” means any operating company that is a Subsidiary of the Borrower.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b))

treating the assignee and the assignor with respect to any such assignment as the recipient for purposes of the definition of Other Connection Taxes.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning specified in Section 9.05(c).

“Patriot Act” has the meaning specified in Section 9.15.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Performance Level” means a reference to one of Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V.

“Performance Level I” means, at any date of determination, that the Borrower shall have a Borrower Debt Rating in effect on such date of at least BBB+ by S&P or at least Baa1 by Moody’s.

“Performance Level II” means, at any date of determination, (a) that the Performance Level does not meet the requirements of Performance Level I and (b) that the Borrower shall have a Borrower Debt Rating in effect on such date of at least BBB by S&P, or at least Baa2 by Moody’s.

“Performance Level III” means, at any date of determination, (a) that the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) that the Borrower shall have a Borrower Debt Rating in effect on such date of at least BBB- by S&P, or at least Baa3 by Moody’s.

“Performance Level IV” means, at any date of determination, (a) that the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) that the Borrower shall have a Borrower Debt Rating in effect on such date of at least BB+ by S&P, or at least Ba1 by Moody’s.

“Performance Level V” means, at any date of determination, that the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any member of its ERISA Group is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plantation Pipe Line” means Plantation Pipe Line Company, a Delaware and Virginia corporation.

“Prime Rate” means the rate of interest from time to time announced publicly by the Administrative Agent at the Principal Office as its prime commercial lending rate.  Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the

Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

“Principal Office” means the principal office of the Administrative Agent, presently located in New York, New York, or such other location as designated by the Administrative Agent from time to time.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Register” has the meaning specified in Section 9.05.

“Regulation D” means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Required Lenders” means, at any time, subject to the provisions of Section 9.02(b), Lenders having Credit Exposure and unused Commitments representing more than 50% of the sum of the total Credit Exposures and unused Commitments at such time.

“Requirement of Law” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

“Reserve Requirement” means, for any day a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or other Governmental Authority to which the Administrative Agent is subject with respect to LIBOR, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentage shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulations.  The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

“Responsible Officer” means, as used with respect to the Borrower, the Chairman, Vice Chairman, President, any Vice President, Chief Executive Officer, Chief Financial Officer, Controller or Treasurer of the Borrower.

“Restricted Payment” means any distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Borrower, or any payment (whether in cash, securities or other property), including any deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or any option or other right to acquire any such Capital Stock.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc.

“Sanctions” has the meaning specified in Section 4.14(a).

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to its function.

“Solvent” means, with respect to any Person as of any date, that as of such date, (a)(i) the sum of such Person’s indebtedness (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date; and (iii) such Person has not incurred, and does not intend to incur, or believe that it will incur indebtedness (including current obligations) beyond its ability to pay principal and interest on such indebtedness as it becomes due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Stated Maturity Date” means the date that is five years following the Closing Date.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.  Unless the context otherwise clearly requires, references in this Agreement to a “Subsidiary” or the “Subsidiaries” refer to a Subsidiary or the Subsidiaries of the Borrower.  Notwithstanding the foregoing, Plantation Pipe Line shall not be a Subsidiary of the Borrower until such time as its assets and liabilities, profit or loss and cash flow are required under GAAP to be consolidated with those of the Borrower.

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means Barclays Bank PLC, in its capacity as lender of Swingline Loans hereunder, or any other Lender acceptable to the Borrower and the Administrative Agent, acting in such capacity.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“Swingline Note” means a promissory note of the Company payable to the Swingline Lender in substantially the form of Exhibit 1.01-D, together with all modifications, extensions, renewals and replacements thereof.

“Syndication Agent” means Citigroup Global Markets Inc.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, or withholdings (including backup withholding) assets, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.

“Total Capitalization” means, as to the Borrower at any date, the sum of Consolidated Net Indebtedness (determined at such date) and the Net Worth (determined as at the end of the most recent fiscal quarter of the Borrower for which financial statements pursuant to Section 5.01(a) or Section 5.01(b), as applicable, have been delivered).

“Total Commitment” means the sum of the Commitments of the Lenders.

“Transaction Costs” has the meaning specified in the Preliminary Statements.

“Transactions” has the meaning specified in the Preliminary Statements.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., as the beneficiary of the Bond Letter of Credit and any successor beneficiary.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the Alternate Base Rate.

“Uncommitted Letter of Credit” has the meaning specified in Section 2.05(b).

“United States” and “U.S.” each means United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(3) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.16(g).

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person or its managing member or its general partner (or its managing general partner if there is more than one general partner).

“Wells Fargo” means Wells Fargo Bank, National Association.

“Wholly-owned Domestic Operating Subsidiary” means any Wholly-owned Subsidiary that constitutes (i) a Domestic Subsidiary and (ii) an Operating Subsidiary.

“Wholly-owned Subsidiary” means a Subsidiary of which all issued and outstanding Capital Stock (excluding in the case of a corporation, directors’ qualifying shares) is directly or indirectly owned by the Borrower.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Administrative Agent and the Borrower.

SECTION 1.02 Classification of Loans and Borrowings.  For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or “Eurodollar Borrowing” or an “ABR Loan” or “ABR Borrowing”).

SECTION 1.03 Accounting Terms; Changes in GAAP.  All accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP applied by the Borrower on a consistent basis, except to the extent that a deviation therefrom is expressly stated.  Should there be a change in GAAP from that in effect on the Effective Date, such that any of the defined terms set forth in Section 1.01 and/or compliance with the covenants set forth in Article VI would then be calculated in a different manner or with different components or any of such covenants and/or defined terms used therein would no longer constitute meaningful criteria for evaluating the matters addressed thereby prior to such change in GAAP (a) the Borrower and the Required Lenders agree, within the 60-day period following any such change, to negotiate in good faith and enter into an amendment to this Agreement in order to modify the defined terms set forth in Section 1.01 or the covenants set forth in Article VI, or both, in such respects as shall reasonably be deemed necessary by the Required Lenders that the criteria for evaluating the matters addressed by such covenants are substantially the same criteria as were effective prior to any such change in GAAP, and (b) the Borrower shall be deemed to be in compliance with such covenants during the 60-day period following any such change, or until the earlier date of execution of such amendment, if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change; provided, however, that for the avoidance of doubt, any lease that was accounted for by the Borrower or the Subsidiaries as an operating lease as of the Effective Date and any other lease entered into after the Effective Date by the Borrower or any Subsidiary shall be accounted for as an operating lease and not a capital lease to the extent that such lease would have been characterized as an operating lease as of the Effective Date.

SECTION 1.04 Interpretation.  In this Agreement, unless a clear contrary intention appears:

(a)                                 the singular number includes the plural number and vice versa;

(b)                                 reference to any gender includes each other gender;

(c)                                  the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(d)                                 reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

(e)                                  except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified, or extended, renewed, refunded, substituted or replaced, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note or Indebtedness or other indebtedness includes any note or indebtedness issued pursuant hereto in extension or renewal or refunding thereof or in substitution or replacement therefor;

(f)                                   unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

(g)                                  the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(h)                                 with respect to the determination of any period of time, except as expressly provided to the contrary, the word “from” means “from and including” and the word “to” means “to but excluding”;

(i)                                     reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

(j)                                    the words “asset” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties.

ARTICLE II
THE CREDITS

SECTION 2.01 Commitments.

Subject to the terms and conditions set forth herein, each Lender agrees to make Committed Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Commitment or (ii) the sum of the total Credit Exposures exceeding the Total Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Committed Loans.

SECTION 2.02 Loans and Borrowings.

(a)                                 Each Committed Loan shall be made as part of a Borrowing consisting of Committed Loans denominated in U.S. dollars made by the Lenders, ratably in accordance with their Applicable Percentage of the Total Commitment on the date such Loan is made hereunder.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Subject to Section 2.13, each Borrowing (other than a Borrowing of Swingline Loans, which must be ABR Loans) shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(h).  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000.

(d)                                 There shall not at any time be more than a total of twelve Eurodollar Borrowings outstanding.

(e)                                  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Stated Maturity Date.

SECTION 2.03 Requests for Borrowings.

(a)                                 To request a Borrowing (other than a Borrowing of a Swingline Loan), the Borrower shall notify the Administrative Agent of such request (which request shall be in writing unless otherwise agreed to by the Administrative Agent) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York, New York time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York, New York, time, on the date of the proposed Borrowing.  Each such Borrowing Request shall be irrevocable and shall be made by hand delivery, telecopy or electronic communication (e-mail) to the Administrative Agent of a written Borrowing Request in a form of Exhibit 2.03 (a “Borrowing Request”) and signed by the Borrower.  Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     the aggregate amount of the requested Borrowing;

(ii)                                  the date of such Borrowing, which shall be a Business Day;

(iii)                               whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)                              in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)                                 the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06;

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the

Administrative Agent shall advise each Lender in writing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

(b)                                 To request a Borrowing of a Swingline Loan, the Borrower shall notify the Administrative Agent of such request (which request shall be in writing unless otherwise agreed by the Administrative Agent), not later than 12:00 noon, New York, New York, time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify (i) the requested date (which shall be a Business Day) of the Swingline Loan, (ii) the amount of the requested Swingline Loan and (iii) the number of the Borrower’s deposit account with the Swingline Lender to which funds are to be disbursed.  The Administrative Agent (if not the Swingline Lender) will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the deposit account of the Borrower identified in the notice or otherwise agreed upon by the Borrower and the Swingline Lender from time to time by 3:00 p.m., New York, New York, time, on the requested date of such Swingline Loan.

SECTION 2.04 Swingline Loans.

(a)                                 Subject to the terms and conditions set forth herein, the Swingline Lender in its individual capacity agrees, at any time and from time to time on and after the Closing Date, to make a loan or loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $50,000,000 or (ii) the sum of the total Credit Exposures exceeding the Total Commitment; provided that (A) each Swingline Loan shall be in a minimum amount of $1,000,000 and shall be repayable in full as provided in Section 2.09, and (B) the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)                                 The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York, New York, time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is irrevocable and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Total Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent for the account of the Lenders and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent for the account of the Lenders; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.05 Letters of Credit.

(a)                                 Existing Letters of Credit.  The parties hereto acknowledge that on and after the Closing Date, each Existing Letter of Credit shall be a Letter of Credit issued by the Issuing Bank shown as the issuer thereof on Schedule 1.01B (as such Schedule may be updated by the Borrower on or prior to the Closing Date to reflect additional letters of credit issued by an Issuing Bank for the account of the Borrower or any of its Subsidiaries between the Effective Date and the Closing Date) for the account of the relevant Existing LC Subsidiary in the case of the Existing Subsidiary Letters of Credit, and for the account of the Borrower in the case of all other Existing Letters of Credit.  Any Letter of Credit issued by Wachovia Bank, National Association, or First Union National Bank shall be deemed to be a Letter of Credit issued by Wells Fargo.  OLP “B” hereby pledges, assigns, transfers and delivers to Wells Fargo, as the Issuing Bank that has issued the Bond Letter of Credit, all its right, title and interest to all Bonds purchased with funds drawn under the Bond Letter of Credit (the “Pledged Bonds”), and hereby grants to such Issuing Bank a first lien on, and security interest in, its rights, title and interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof or substitutions therefor, as collateral security for the prompt and complete payment when due of the amounts payable in respect of the Bond Letter of Credit.  During such time as any Bonds are Pledged Bonds, the Issuing Bank that has issued the Bond Letter of Credit shall be entitled to exercise all of the rights of a holder of Bonds with respect to voting, consenting and directing the Trustee as if such Issuing Bank were the owner of such Bonds, and OLP “B” hereby grants and assigns to such Issuing Bank all such rights.

(b)                                 General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance, amendment, renewal or extension of Letters of Credit from an Issuing Bank for its own account individually, for its own account and that of any Subsidiary as co-applicants, or, in the case of the Existing Subsidiary Letters of Credit, for the account of the relevant Existing LC Subsidiary, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period.  Subject to the terms and conditions set forth herein, such Issuing Bank shall have an obligation to issue a Letter of Credit (each such Letter of Credit, a “Committed Letter of Credit”), and to amend, renew or extend any Letter of Credit previously issued by it, under this Section 2.05 if, after giving effect to any such issuance, amendment, renewal or extension, (i) the LC Exposure for all Letters of Credit issued by such Issuing Bank would not exceed such Issuing Bank’s Letter of Credit Commitment at such time, (ii) the total LC Exposure would not exceed the LC Sublimit and (iii) the total Credit Exposure does not exceed the Total Commitment.  In addition, at the request of the Borrower, an Issuing Bank may in its sole discretion agree to issue, amend, renew, or extend Letters of Credit for the account of the Borrower individually or for its own account and that of any Subsidiary (each such Letter of Credit, an “Uncommitted Letter of Credit”); provided, however, after giving effect to any such issuance, amendment, renewal or extension, (i) the total LC Exposure shall not exceed the LC Sublimit, and (ii) the total Credit Exposure shall not exceed the Total Commitment.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank thereof relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  All Letters of Credit issued and deemed issued under this Section 2.05 shall constitute utilization of the Total Commitment including the total Letter of Credit Commitments in an amount equal to the LC Exposure relating to such Letters of Credit.  All Letters of Credit issued under this Agreement shall be denominated in U.S. dollars.  In no event shall any Issuing Bank be required to issue any Letter of Credit other than a stand-by Letter of Credit.

(c)                                    No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(i)                                     any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it;

(ii)                                  the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally;

(iii)                               except as otherwise agreed by the Administrative Agent and such Issuing Bank, such Letter of Credit is in an initial stated amount less than $10,000;

(iv)                              such Letter of Credit is to be denominated in a currency other than U.S. dollars;

(v)                                 such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(vi)                              any Lender is at such time a Defaulting Lender, unless such Issuing Bank has entered into arrangements, including reallocation of such Lender’s Applicable Percentage of the outstanding LC Exposure pursuant to Section 2.19(a)(iv) or the delivery of Cash Collateral, satisfactory to such Issuing Bank (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.19(a)(iv)) with respect to such Lender arising from either the Letter of Credit then proposed to be issued or such Letter of Credit and all other LC Exposure as to which such Issuing Bank has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(d)                                 No Issuing Bank shall be under any obligation to amend or extend any Letter of Credit if (A) such Issuing Bank would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment thereto.

(e)                                  Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication (e-mail), if arrangements for doing so have been approved by the designated Issuing Bank) to the designated Issuing Bank and the Administrative Agent not less than five Business Days (or such lesser number as may be otherwise acceptable to such Issuing Bank) in advance of the requested date of issuance, amendment, renewal or extension) a notice (a “Letter of Credit Request”) requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(f)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank that has been requested to issue such Letter of Credit, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form (an “Application”), appropriately completed and signed by a Responsible Officer of the Borrower and including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable Issuing Bank, in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if, after giving effect to such issuance, amendment, renewal or extension, (i) at any time prior to the Stated Maturity Date (A) the sum of the total Credit Exposures at any time shall not exceed the Total Commitment, (B) the LC Exposure  in respect of Committed Letters of Credit issued by any Issuing Bank shall not exceed the Letter of Credit Commitment of such Issuing Bank and (C) the total LC Exposure shall not exceed the LC Sublimit, and (ii) at any time on and after the Stated Maturity Date, no Lender shall have any Credit Exposure or LC Exposure.  Upon the issuance, amendment, renewal or extension of each Letter of Credit, the Issuing Bank that has issued such Letter of Credit will notify the Administrative Agent, who, in turn, will notify the Lenders, of the amount and type of such Letter of Credit that is issued, amended, renewed or extended pursuant to this Agreement.

(f)                                   Expiration Date.  Each Letter of Credit (other than the Bond Letter of Credit) shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (unless the Issuing Bank issuing such Letter of Credit otherwise agrees in its sole discretion) and (ii) five Business Days prior to the Stated Maturity Date.  If the Borrower so requests in any applicable Letter of Credit Request, the Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued.  Unless otherwise directed by the Issuing Bank, the Borrower shall not be required to make a specific request to the Issuing Bank for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the five Business Days prior to the Stated Maturity Date; provided, however, that the Issuing Bank shall not permit any such extension if the Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (e) of this Section 2.05 or otherwise pursuant to the terms hereof).

(g)                                  Participations.  On the Closing Date, with respect to the Existing Letters of Credit and by the issuance of each other Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Banks or the Lenders, the Issuing Bank that has issued such Letter of Credit hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.05(h), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is irrevocable and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Total Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(h)                                 Reimbursement.  If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent (whether from its own funds or with the proceeds of Committed Loans) an amount equal to such LC Disbursement not later than 12:00 noon, New York, New York, time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement; provided that if the Borrower fails to make such payment when due, then, upon demand by such Issuing Bank sent to the Administrative Agent and each Lender before 10:00 a.m., New York, New York, time, each Lender shall pursuant to Section 2.06 on the same day make available to the Administrative Agent for delivery to such Issuing Bank, immediately available funds in an amount equal to such Lender’s Applicable Percentage of the amount of such payment by such Issuing Bank, and the funding of such amount shall be treated as the funding of an ABR Loan by such Lender to the Borrower.  Notwithstanding anything herein or in any other Loan Document to the contrary, the funding obligations of the Lenders set forth in this Section 2.05(h) shall be binding regardless of whether or not a Default or an Event of Default shall exist or the other conditions precedent in Article III are satisfied at such time. If and to the extent any Lender fails to effect any payment due from it under this Section 2.05(h) to the Administrative Agent, then interest shall accrue on the obligation of such Lender to make such payment from the date such payment became due to the date such obligation is paid in full at a rate per annum equal to the Federal Funds Effective Rate.  The failure of any Lender to pay its Applicable Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to pay to the Administrative Agent its Applicable Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to pay to the Administrative Agent such other Lender’s Applicable Percentage of any such payment.

(i)                                     Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.05(h) shall, to the extent permitted by law, be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i)                                     any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein;

(ii)                                  any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit, this Agreement or any other Loan Document;

(iii)                               the existence of any claim, setoff, defense or other right that any Loan Party, any Affiliate of any Loan Party or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

(iv)                              any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

(v)                                 payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

(vi)                              any other act or omission to act or delay of any kind of the Issuing Banks, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of either Borrower’s obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower (or, in the case of the Existing Subsidiary Letters of Credit, the relevant Existing LC Subsidiary) to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that each Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence, willful misconduct or unlawful conduct on the part of such Issuing Bank.  Without limiting the generality of the foregoing, it is understood that each Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that each Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)                                    Disbursement Procedures.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by it.  Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower and, in the case of the Existing Subsidiary Letters of Credit, the relevant Existing LC Subsidiary, by telephone (confirmed by telecopy) or by electronic communication (e-mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

(k)                                 Interim Interest.  If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date specified in Section 2.05(h), the unpaid amount thereof shall bear interest, for each day from the date such LC Disbursement is made to the date that the Borrower reimburses such LC Disbursement (or all Lenders make the payments to the Administrative Agent contemplated by Section 2.05(h) and treated pursuant to said Section as constituting the funding of ABR Loans), at the rate per annum then applicable to ABR Committed Loans.

(l)                                     Cash Collateralization.  If (i) any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (ii) any Letter of Credit remains outstanding on the fifth Business Day prior to the Stated Maturity Date, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon (A) the occurrence of any event described in the foregoing clauses (i) or (ii) or (B) the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 7.01.  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits (which investments shall be made at the option and sole discretion of the Administrative Agent, but only in investments rated at least AA (or equivalent) by at least one nationally recognized rating agency) such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account and may, subject to the immediately preceding sentence be reinvested from time to time.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of any Letter of Credit remaining outstanding on the fifth day prior to the Stated Maturity Date, then such cash collateral or portion thereof shall be released promptly following: (i) the elimination of the applicable LC Exposure or (ii) the Administrative Agent’s good faith determination that there exists excess cash collateral.

(m)                             Designation.  In addition the Borrower and any Issuing Bank, with the written consent of the applicable Issuing Bank and notice to the Administrative Agent and the Lenders, may designate letters of credit issued by such Issuing Bank that were not originally issued under this Agreement as Letters of Credit issued hereunder, so long as, at the time of such designation, (i) the Borrower would have been able to deliver a Letter of Credit Request with respect to a Letter of Credit hereunder containing the same terms as such letter of credit that was so designated, (ii) such Issuing Bank would have been required to issue a Letter of Credit hereunder containing the same terms as such letter of credit that was so designated and (iii) all the conditions to a credit extension set forth in Section 3.03 have been met immediately prior to such designation. Upon such designation in accordance with the foregoing, such designated letter of credit of such Issuing Bank shall be deemed to be a Letter of Credit issued by such Issuing Bank hereunder.

(n)                                 Existing Subsidiary Letters of Credit Guaranty. Notwithstanding that each Existing Subsidiary Letter of Credit is in support of obligations of, and is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all drawings under such Existing Subsidiary Letter of Credit in accordance with Section 2.05(h). Notwithstanding the foregoing, to the extent that the Borrower is not treated as the primary obligor for the reimbursement of such Existing Subsidiary Letter of Credit pursuant to the relevant documentation for such Existing Subsidiary Letter of Credit, the Debtor Relief Laws, any other applicable Laws or otherwise, the Borrower hereby absolutely, unconditionally and irrevocably guarantees (this “Existing Subsidiary Letters of Credit Guaranty”) the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the obligations of the Existing LC Subsidiaries under the Existing Subsidiary Letters of Credit, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Existing LC Subsidiaries under any Debtor Relief Laws, fees, commissions, expenses (including reasonable attorneys’ fees and expenses) or otherwise (all such obligations being the “Existing Subsidiary

Letters of Credit Guaranteed Obligations”).  The Borrower agrees to pay any and all expenses incurred by each Lender, the Issuing Bank and the Administrative Agent in enforcing this Existing Subsidiary Letters of Credit Guaranty against the Borrower. This Existing Subsidiary Letters of Credit Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectability and is in no way conditioned upon any attempt to collect from the Existing LC Subsidiaries or any other action, occurrence or circumstance whatsoever. The Borrower agrees that, to the maximum extent permitted by applicable law, the Existing Subsidiary Letters of Credit Guaranteed Obligations may be extended or renewed, and indebtedness thereunder repaid and reborrowed in whole or in part, without notice to or assent by the Borrower, and that it will remain bound upon this Existing Subsidiary Letters of Credit Guaranty notwithstanding any extension, renewal or other alteration of any Existing Subsidiary Letters of Credit Guaranteed Obligations, or any repayment and reborrowing of Loans.  To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which the Borrower is a party, the obligations of the Borrower under this Existing Subsidiary Letters of Credit Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever. The Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Existing Subsidiary Letters of Credit Guaranteed Obligations and this Existing Subsidiary Letters of Credit Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent or any Lender institute suit, collection proceedings or take any other action to collect the Existing Subsidiary Letters of Credit Guaranteed Obligations, including any requirement that the Administrative Agent or any Lender exhaust any right or take any action against the Existing LC Subsidiaries or any other Person or any collateral (it being the intention of the Administrative Agent, the Lenders and the Borrower that this Existing Subsidiary Letters of Credit Guaranty is to be a guaranty of payment and not of collection).  It shall not be necessary for the Administrative Agent or any Lender, in order to enforce any payment by the Borrower hereunder, to institute suit or exhaust its rights and remedies against the Existing LC Subsidiaries or any other Person, including others liable to pay any Existing Subsidiary Letters of Credit Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof.  The Borrower hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of New York or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code.

SECTION 2.06 Funding of Borrowings.

(a)                                 Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04.  The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Borrowing requested pursuant to Section 2.03 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the Borrowing Request or otherwise agreed upon by the Borrower and the Administrative Agent from time to time; provided that ABR Committed Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(g) and (h) shall be remitted by the Administrative Agent to the Issuing Bank that made such LC Disbursement.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or prior to 11:00 a.m., New York, New York, time, on such date in the case of an ABR Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such

Lender has made such Applicable Percentage of such Borrowing available on such date in accordance with Section 2.06(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its Applicable Percentage of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from the date such amount is made available to the Borrower to the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

SECTION 2.07 Interest Elections.

(a)                                 Subject to Section 2.13, each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, subject to Section 2.13, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section 2.07 shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)                                 To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election (which notification shall be in writing unless otherwise agreed to by the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such Interest Election Request shall be irrevocable and shall be made by hand delivery or telecopy or by electronic communication (e-mail) to the Administrative Agent of an Interest Election Request in the form of Exhibit 2.07 (an “Interest Election Request”).

(c)                                  Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender in writing of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if and so long as an Event of Default is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then so long as an Event of Default has occurred and is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing, and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.08 Termination and Reduction of Commitments; Mandatory Prepayments.

(a)                                 If the Closing Date does not occur on or prior to 5:00 p.m., Houston, Texas time, on May 11, 2015, this Agreement and the Commitments hereunder shall automatically terminate in full.

(b)                                 Unless previously terminated, the Total Commitment shall terminate on the Maturity Date.

(c)                                  The Borrower may at any time terminate, or from time to time reduce, the Total Commitment or the Letter of Credit Commitments, in whole or in part; provided that (i) each partial reduction of the Total Commitment or Letter of Credit Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the total Credit Exposures would exceed the Total Commitment and (iii) the Borrower shall not terminate or reduce the Letter of Credit Commitments if, after giving effect to such termination or reduction, (A) the total LC Exposure would exceed the total LC Commitments as so reduced or (B) the LC Exposure of any Issuing Bank would exceed its Letter of Credit Commitment.

(d)                                 The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Total Commitment or the Letter of Credit Commitments under Section 2.08(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Total Commitment or the Letter of Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Total Commitment or the Letter of Credit

Commitments shall be permanent.  Except as expressly provided in Section 2.19, each reduction of the Total Commitment shall be made ratably among the Lenders in accordance with their Applicable Percentages.

SECTION 2.09 Repayment of Loans; Evidence of Debt.

(a)                                 The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Committed Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan not later than seven days after the date such Swingline Loan is made.  In addition, if the total Credit Exposures exceeds the Total Commitment, the Borrower shall pay to the Administrative Agent for the account of each Lender an aggregate principal amount of Committed Loans or Swingline Loans sufficient to cause the total Credit Exposures not to exceed the Total Commitment; provided, however, if the repayment of the outstanding Committed Loans and/or Swingline Loans does not cause the total Credit Exposures, to be equal to or less than the Total Commitment, the Borrower shall deposit in an account with the Administrative Agent in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the amount by which the total Credit Exposures exceeds the Total Commitment, which cash deposit shall be held by the Administrative Agent for the payment of the Obligations of the Borrower under this Agreement and the other Loan Documents.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account other than any interest earned on the investment of such deposit (which investments shall be made at the option and sole discretion of the Administrative Agent, but only in investments rated at least AA (or equivalent) by at least one nationally recognized rating agency, unless an Event of Default shall have occurred and be continuing, and in any event at the Borrower’s risk and expense).  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time, or if the maturity of the Loans has been accelerated (but subject to the consent of the Lenders with LC Exposure representing greater than 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement and the other Loan Documents.  At any time when the sum of the total Credit Exposures does not exceed the Total Commitment and so long as no Default under Section 7.01(b) or Event of Default shall then exist, upon the request of the Borrower the amount of such deposit (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after receipt of such request.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to Section 2.09(b) or (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error or conflict therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans made by it be evidenced by a Committed Note or a Swingline Note, as applicable.  In such event, the Borrower shall prepare, execute and deliver to such Lender a Committed Note or a Swingline Note, as applicable.  Thereafter, the Loans evidenced by such Committed Note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more Committed Notes in such forms payable to the payee named therein.

SECTION 2.10 Voluntary Prepayment of Loans.

(a)                                 The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.10(b).

(b)                                 The Borrower shall notify the Administrative Agent (or, in the case of prepayment of a Swingline Loan, the Swingline Lender) (which notice shall be made in writing by telecopy or electronic communication (e-mail) in the form of Exhibit 2.10 (a “Notice of Prepayment”)) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York, New York time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing (other than Swingline Loans), not later than 11:00 a.m., New York, New York time, one Business Day prior to the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., New York, New York time on the date of the prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date, Type and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Total Commitment as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination of the Total Commitment is revoked in accordance with Section 2.08.  Each partial prepayment shall be in an aggregate amount not less than, and shall be an integral multiple of, the amounts shown below with respect to the applicable Type of Loan or Borrowing:

Type of Loan/Borrowing	Integral Multiple of	Minimum Aggregate Amount
Eurodollar Borrowing	$1,000,000	$3,000,000
ABR Borrowing	$1,000,000	$1,000,000
Swingline Loan	$100,000	$1,000,000

Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders in writing of the contents thereof.  If the Borrower fails to designate the Type of Borrowings to be prepaid, partial prepayments shall be applied first to the outstanding Swingline Loans until the outstanding principal amount of all Swingline Loans is repaid in full, then to the outstanding ABR Borrowings until the outstanding principal amount of all ABR Borrowings is repaid in full, and then to the outstanding principal amount of Eurodollar Borrowings.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied to the Loans included in the prepaid Borrowing in accordance with the Lenders’ Applicable Percentage of such Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

SECTION 2.11 Fees.

(a)                                 The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a commitment fee (the “Commitment Fee”), which shall be equal to (a) the Applicable Commitment Fee Rate times (b) the daily average undrawn portion of the such Lender’s Commitment (it being understood that (i) such Lender’s Applicable Percentage of the face amount of Letters of Credit issued and outstanding shall be considered a drawn portion of such Lender’s  Commitment for such purpose and (ii) such Lender’s Swingline Exposure shall be excluded from the drawn portion of such Lender’s Commitment for such purpose), during the period from the Closing Date to the later of (i) the date on which such Commitment terminates and (ii) the date on which the Loans are paid in full; provided that, if such Lender continues to have any Credit Exposure after its Commitment terminates, then such Commitment Fee shall continue to accrue on the daily amount of such Lender’s Credit Exposure from the date on which its Commitment terminates to the date on which such Lender ceases to have any Credit Exposure.  Accrued Commitment Fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Commitments terminate and the date the Loans are paid in full, commencing on the first such date to occur after the Closing Date.  All Commitment Fees shall be computed on the basis of a year of 365 or 366 days, as the case may be, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender (other than a Defaulting Lender) a participation fee with respect to its participations in Letters of Credit which shall accrue at a rate per annum equal to the Applicable Margin for Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Closing Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank that has issued a Letter of Credit, a fronting fee which shall accrue a rate agreed to by the Borrower and such Issuing Bank (and notified to the Administrative Agent) on the average daily amount of the LC Exposure in respect of each such Letter of Credit from the date such Letter of Credit is issued to the date on which there ceases to be any LC Exposure with respect to such Letter of Credit.  The Borrower also agrees to pay each Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued by it or the processing of drawings thereunder.  Accrued participation fees and fronting fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Total Commitment terminates and any such fees accruing after the date on which the Total Commitment terminates shall be payable on demand.  Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand.  All participation fees shall be computed on the basis of a year of 360 days, as applicable, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)                                  The Borrower agrees to pay, without duplication, to the Administrative Agent and the Lenders, for their own accounts (or that of their applicable Affiliate), fees payable in the amounts and at the times specified in that letter agreement dated August 19, 2014 among the Borrower, Barclays Bank PLC and Citigroup Global Markets Inc. (as from time to time amended, the “Fee Letter”).

(d)                                 All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to each Issuing Bank, in the case of fees payable to it) (for distribution, in the case of Commitment Fees and participation fees, to the Lenders).  Except as required by law, fees paid shall not be refundable under any circumstance.

SECTION 2.12 Interest.

(a)           The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the sum of Alternate Base Rate plus the Applicable Margin.  Each Swingline Loan shall be an ABR Loan and shall bear interest at the Alternate Base Rate plus the Applicable Margin.

(b)           The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)           Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the Alternate Base Rate.

(d)           Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.12(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Committed Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment,  (iii) in the event of any conversion of any Eurodollar Committed Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Total Commitment.

(e)           All interest hereunder shall be computed on the basis of a year of 360-day year, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.13 Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)           the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

(b)           the Administrative Agent is advised by the Required Lenders that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders in writing as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders in writing that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

SECTION 2.14 Increased Costs.

(a)           If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBOR Rate) or any Issuing Bank;

(ii)           subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, loan principal, Letters of Credit, Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)          impose on any Lender, any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining any obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy and/or liquidity requirements), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and delivered to the Borrower, shall be conclusive absent manifest error.  The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)           Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 2.15 Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (unless such failure was caused by the failure of a Lender to make such Loan), convert, continue or prepay any Eurodollar Loan, or the failure to convert an ABR Loan to a Eurodollar Loan, on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.08 and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBOR Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the Eurodollar market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

SECTION 2.16 Taxes.

(a)           Defined Terms.  For purposes of this Section 2.16, the term “Requirement of Law” includes FATCA.

(b)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by a Requirement of Law.  If any Requirement of Law (as determined in the good faith discretion of the Withholding Agent) requires the deduction or withholding of any Tax from any such payment by the Withholding Agent, then the Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirement of Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)           Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Requirement of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)           Indemnification by the Borrower.  The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, the Borrower shall not be required to indemnify a Recipient pursuant to this Section 2.16(d) for any Indemnified Taxes unless such Recipient makes written demand on the Borrower for indemnification for such Indemnified Taxes no later than six months after the earlier of (i) the date on which such Recipient receives written demand from the relevant Governmental Authority for payment of such Indemnified Taxes or (ii) the date on which such Recipient has made payment of such Indemnified Taxes.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)           Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)            Evidence of Payments.  As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)           Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirement of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsections (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)           Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower,

(A)          any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(B)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)           in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;

(2)           executed originals of IRS Form W-8ECI;

(3)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.16-A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)           to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.16-B or Exhibit 2.16-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance

Certificate substantially in the form of Exhibit 2.16-D on behalf of each such direct and indirect partner;

(C)          any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Requirement of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirement of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)          if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Requirement of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)           Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.16 (including by the payment of additional amounts pursuant to this Section 2.16), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)            On or before the date that Barclays Bank PLC (or any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two duly executed originals of either (i) IRS Form W-9 (or any applicable successor form) certifying that the Administrative Agent is not subject to backup withholding, or (ii) IRS Form W-8IMY (or any applicable successor form) establishing that the Administrative Agent will act as a withholding agent for any U.S. federal withholding tax imposed with respect to any payments made to Lenders under any Loan Document.

(j)            Survival.  Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           The Borrower shall make each payment required to be made by the Borrower hereunder (whether of principal, interest or fees, or under Section 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York, New York time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its Principal Office, except payments made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amount of principal and unreimbursed LC Disbursements then due to such parties.

(c)           If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)           the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(h), 2.06(b), 2.17(d) or 8.08, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.18 Mitigation of Obligations; Replacement of Lenders.

(a)           Designation of a Different Lending Office.  If any Lender requests compensation under Section 2.14, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)           Replacement of Lenders.  If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.18(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.05), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.14 or Section 2.16) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)            the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.05;

(ii)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.15) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)          in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)          such assignment does not conflict with applicable law; and

(v)           in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19 Defaulting Lenders.  (a)         Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)            Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii)           Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or

Swingline Lender hereunder; third, to Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.20; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Banks’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.20; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.19(a)(iv).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)          (A)          Each Defaulting Lender shall be entitled to receive a Commitment Fee for any period during which that Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Loans funded by it, and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20.

(B)          Each Defaulting Lender shall be entitled to receive letter of credit fees under Section 2.11(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.20.

(C)          With respect to any Commitment Fee or letter of credit fee under Section 2.11(b) not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s LC Exposure or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s

Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv)                              All or any part of such Defaulting Lender’s LC Exposure and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 3.03 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)                                 If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposure in accordance with the procedures set forth in Section 2.20.

(b)                                 If the Borrower, the Administrative Agent, the Swingline Lender and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their respective Commitments (without giving effect to Section 2.19(a)(iv), whereupon, that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)                                  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

SECTION 2.20 Cash Collateral.

At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuing Banks’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)                                 The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuing Banks, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ LC Exposure, to be applied pursuant to clause (b) below.  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b)                                 Application.                              Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.20 or Section 2.19 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s LC Exposure (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)                                  Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuing Bank that there exists excess Cash Collateral; provided that, subject to Section 2.19 the Person providing Cash Collateral and each Issuing Bank may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

SECTION 2.21 Accordion Facilities

(a)                                 Before the Maturity Date, the Borrower may by written notice to Administrative Agent elect to request the establishment of one or more increases in the Total Commitment (each increase to the Total Commitment, a “New Commitment” and, collectively, the “New Commitments”), in an aggregate amount not to exceed $1,000,000,000.  Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that the New Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent; provided that any Lender offered or approached to provide all or a portion of the New Commitments may elect or decline, in its sole discretion, to provide a New Commitment.  Such New Commitments shall become effective as of such Increased Amount Date; provided further that, (i) no Event of Default shall exist on such Increased Amount Date before or after giving effect to such New Commitments; (ii) the covenant set forth in Section 6.07 shall be satisfied on a pro forma basis as of the Increased Amount Date and as of the last day of the Most Recent Financial Statement Date, after giving effect to such New Commitments (assuming for the purposes of such calculation that any New Commitments are fully drawn) and other customary and appropriate pro forma adjustments, including any acquisitions or dispositions after the beginning of the relevant determination period and prior to or simultaneous with the effectiveness of such New Commitments; (iii) the Borrower shall make any payments required pursuant to this Agreement (including Section 2.15) to the Administrative Agent and the Lenders (other than any Defaulting Lender), in connection with the New Commitments, as applicable; (iv) the Administrative Agent, the Swingline Lender and the Issuing Banks shall have consented to such prospective lender (such consent not to be unreasonably withheld or delayed) and (vi) such New Commitment will be documented solely as an increase to the Total Commitment, without any change to the terms of revolving facility provided for herein.  The proceeds of each New Commitment shall be used for working capital and general corporate purposes.  For the avoidance of doubt, no Lender shall be obligated to provide any portion of the New Commitments.

(b)                                 On any Increased Amount Date on which New Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders with Commitments shall assign to each Lender with a New Commitment (each, a “New Lender”) and each of the New Lenders shall purchase from each of the Lenders with Commitments, at the principal amount thereof (together with accrued interest), such interests in the Committed Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Committed Loans will be held by existing Lenders with Committed Loans and New Lenders ratably in accordance with their Commitments after giving effect to the addition of such New Commitments to the Total Commitment, (b) each New Commitment shall be deemed for all purposes a Commitment and each Loan made thereunder (a “New Loan”) shall be deemed, for all purposes, a Committed Loan and (c) each New Lender shall become a Lender with respect to the New Commitment and all matters relating thereto.

(c)                                  The New Commitments shall be effected by a joinder agreement (the “New Loan Increase Joinder”) substantially in the form of Exhibit 2.21 executed by the Borrower, the Administrative Agent and each Lender making such New Commitment, in form and substance reasonably satisfactory to each of them, and consented to by the Administrative Agent, the Issuing Banks and the Swingline Lender.  Each New Loan Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.21.

ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.01 Conditions Precedent to the Effective Date.  This Agreement shall not become effective until the date on which each of the following conditions is satisfied or waived in accordance with Section 9.02:

(a)                                 The Administrative Agent shall have received the following, each dated the Effective Date:

(i)                                     this Agreement executed by each party hereto; and

(ii)                                  a certificate of an officer and of the secretary or an assistant secretary of the Borrower, certifying, inter alia (A) true and complete copies of each of the certificate of incorporation, as amended and in effect, of the Borrower, the bylaws, as amended and in effect, of the Borrower and the resolutions adopted by the Board of Directors of the Borrower (1) authorizing the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is or will be a party and the borrowing of the Loans to be made hereunder, (2) approving the Loan Documents to which the Borrower is or will be a party and (3) authorizing officers of the Borrower to execute and deliver the Loan Documents to which the Borrower is or will be a party and any related documents and (B) the incumbency and specimen signatures of the officers of the Borrower executing any such documents on its behalf.

(b)                                 The Administrative Agent shall have received (for distribution to the Lenders so requesting) at least three business days prior to the Effective Date all documentation and other information about the Borrower as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, to the extent reasonably requested by any Lender to the Administrative Agent and conveyed by the Administrative Agent to the Borrower in writing at least 10 days prior to the Effective Date.

(c)                                  The Administrative Agent shall have received a certificate of appropriate officials as to the existence and good standing of the Borrower.

(d)                                 All fees required to be paid on the Effective Date pursuant to the letter agreement referenced in Section 2.11(c) and all reasonable out-of-pocket expenses required to be paid on the Effective Date, to the extent invoiced at least two Business Days prior to the Effective Date, shall have been paid.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date in writing promptly upon such conditions precedent being satisfied (or waived in accordance with Section 9.02), and such notice shall be conclusive and binding.

SECTION 3.02 Conditions Precedent to Closing Date.  The obligations of the Lenders to make Loans hereunder and the obligations of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied or waived in accordance with Section 9.02:

(a)                                 The Effective Date shall have occurred;

(b)                                 The Administrative Agent shall have received the following:

(i)                                     the Guaranty, dated as of the Closing Date, executed by each party thereto;

(ii)                                  a certificate of an officer and of the secretary or an assistant secretary of each Guarantor, dated as of the Closing Date, certifying, inter alia (A) true and complete copies of each of the certificate of incorporation or other appropriate organizational document, as amended and in effect, of such Person, the bylaws or similar organizational document, as amended and in effect, of such Person and the resolutions adopted by the Board of Directors or similar governing body of such Person (1) authorizing the execution, delivery and performance by such Person of each Loan Document to which such Person is or will be a party, (2) approving the Loan Documents to which such Person is or will be a party and (3) authorizing officers of such Person to execute and deliver the Loan Documents to which such Person is or will be a party and any related documents and (B) the incumbency and specimen signatures of the officers of such Person executing any documents on its behalf;

(iii)                               a certificate of the chief financial officer of the Borrower, dated as of the Closing Date, certifying that, after giving effect to the consummation of the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, will be Solvent.

(iv)                              a certificate of a Responsible Officer of the Borrower, dated as of the Closing Date, certifying as to the satisfaction of the conditions in Sections 3.02(c), (d), (g) and (h).

(v)                                 signed opinions, dated as of the Closing Date, addressed to the Administrative Agent and the Lenders from legal counsel to the Borrower and the Guarantors covering the matters reasonably requested by the Administrative Agent; provided, that there shall be no requirement to deliver opinions of local counsel for any Guarantor that is not a Material Subsidiary.

(vi)                              certificates of appropriate officials as to the existence and good standing of each Guarantor.

(c)                                  The Acquisition shall have been consummated (or will be consummated substantially concurrently with the Closing Date) in accordance with the Merger Agreements and no amendment, modification or waiver of any term of any of the Merger Agreements or any condition to the Borrower’s or any of the Acquired Entities’ obligation to consummate the Acquisition under the Merger Agreements (other than any such amendment, modification, waiver or consent that is not materially adverse to the interest of the Lenders, it being understood that any change in the aggregate cash consideration of the Acquisition in excess of 10% will be deemed to be materially adverse to the interests of the Lenders) shall be made or granted, as the case may be, without the prior written consent of the Administrative Agent.

(d)                                 There shall not have occurred any change, effect, event or occurrence since December 31, 2013 that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; provided, that, for the avoidance of doubt, the occurrence and consummation of the Transactions shall not, in any event, constitute a Material Adverse Effect.

(e)                                  The Administrative Agent shall have received evidence that the Existing Credit Agreement, the EPB Credit Agreement and the KMP Credit Agreement have been, or substantially concurrently with the Closing Date will be, terminated and the obligations outstanding thereunder repaid in full pursuant to customary payoff documentation, including evidence of the release of Liens, if any, granted in connection therewith.

(f)                                   The Administrative Agent shall have received (i) unqualified audited financial statements of the Borrower and its Subsidiaries for each of the three fiscal years ending more than 90 days prior to the Closing Date, (ii) unaudited financial statements of the Borrower and its Subsidiaries for any quarterly interim period or periods of the Borrower ending more than 45 days prior to the Closing Date, together with unaudited financial statements for the corresponding period of the prior year (all of which shall have been reviewed by the independent accountants for the Borrower as provided in the Statement on Auditing Standards No. 100) and (iii) customary pro forma financial statements, in each case contemplated by clauses (i) and (ii), meeting the applicable requirements of Regulation S-X.

(g)                                  There shall not exist (pro forma for the Acquisition and the financing thereof, and giving effect to the repayment and termination on the Closing Date of the Existing Credit Agreement, the EPB Credit Agreement and the KMP Credit Agreement in connection with the Acquisition) any event of default under any agreement governing any material Indebtedness for borrowed money of the Borrower, the Acquired Entities or their respective Subsidiaries, except to the extent any such event of default with respect to any such Indebtedness of an Acquired Entity or any of its Subsidiaries would not reasonably be expected to result in an Acquired Entity Material Adverse Effect (it being understood that the absence of a “change of control” under the existing debt securities of the Acquired Entities and their Subsidiaries shall not be a condition precedent to the Closing Date).

(h)                                 The conditions precedent set forth in Sections 3.03(b) and (d) shall have theretofore been satisfied or waived in accordance with Section 9.02.

(i)                                     The Administrative Agent shall have received at least three business days prior to the Closing Date all documentation and other information about the Guarantors as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act, to the extent reasonably requested by any Lender to the Administrative Agent and conveyed by the Administrative Agent to the Borrower in writing at least 10 days prior to the Closing Date.

(j)                                    All fees required to be paid on the Closing Date pursuant to the letter agreement referenced in Section 2.11(c) and all reasonable out-of-pocket expenses required to be paid on the Closing Date, to the extent invoiced at least two Business Days prior to the Closing Date, shall, upon the initial borrowing of the Loans, have been, or shall concurrently be, paid (which amounts may be offset against the proceeds of the Loans).

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date in writing promptly upon such conditions precedent being satisfied (or waived in accordance with Section 9.02), and such notice shall be conclusive and binding.

SECTION 3.03 Conditions Precedent to Each Credit Event.  Except with respect to Committed Loans made by the Lenders pursuant to Section 2.05(h), the obligations of the Lenders to make Loans hereunder and the obligations of the Issuing Banks to issue or extend any Letter of Credit under this Agreement is subject to the satisfaction or waiver in accordance with Section 9.02 of the following conditions precedent:

(a)                                 The conditions precedent set forth in Section 3.02 shall have theretofore been satisfied or waived in accordance with Section 9.02;

(b)                                 The representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the Borrowing Date of the proposed Loan or Letter of Credit, as the case may be (unless such representation and warranty expressly relates to an earlier date), and by the Borrower’s delivery of a Borrowing Request, the Borrower shall be deemed to have certified to the Administrative Agent and the Lenders that such representations and warranties are true and correct in all material respects;

(c)                                  The Company shall have complied with the provisions of Section 2.03, Section 2.04 or Section 2.05, as the case may be;

(d)                                 No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event; and

(e)                                  A Borrowing Request shall have been delivered in accordance with the terms of Section 2.03.

The acceptance by the Borrower of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the conditions specified in this Section 3.03 above exist as of that time.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

On the Closing Date and on each Borrowing Date, the Borrower makes the following representations and warranties to the Administrative Agent and the Lenders:

SECTION 4.01 Organization and Qualification.  The Borrower and each of the Material Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation, organization or formation, (b) has all requisite corporate, partnership, limited liability company or other power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (c) is duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, individually or together with all such other failures of the Borrower and the Subsidiaries, have a Material Adverse Effect.

SECTION 4.02 Authorization, Validity, Etc.  The Borrower and each Guarantor has all requisite corporate (or other organizational) power and authority to execute and deliver, and to incur and perform its obligations under this Agreement and under the other Loan Documents to which it is a party and, in the case of the Borrower, to make the Borrowings hereunder, and all such actions have been duly authorized by all necessary proceedings on its behalf.  This Agreement and the other Loan Documents have been duly and validly executed and delivered by or on behalf of the Borrower (and, on the Closing Date, with respect to the Guaranty, each Guarantor) party thereto and constitute valid and legally binding agreements of the Borrower and each Guarantor, as applicable, enforceable against the Borrower or the Guarantor in accordance with the respective terms thereof, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general principles of equity (including principles of good faith, reasonableness, materiality and fair dealing) which may, among other things, limit the right to obtain equitable remedies (regardless of whether considered in a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification for violation of applicable securities laws, limitations thereon arising as a matter of law or public policy.

SECTION 4.03 Governmental Consents, Etc.  No authorization, consent, approval, license or exemption of or registration, declaration or filing with any Governmental Authority, is necessary for the valid execution and delivery of, or the incurrence and performance by the Borrower or each Guarantor of its obligations under, any Loan Document to which it is a party, except those that have been obtained and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Effective Date.

SECTION 4.04 No Breach or Violation of Agreements or Restrictions, Etc.  Neither the execution and delivery of, nor the incurrence and performance by any Loan Party of its obligations under, the Loan Documents to which it is a party, nor the extensions of credit contemplated by the Loan Documents, will (a) breach or violate any applicable Requirement of Law, (b) result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets (other than Liens created or contemplated by this Agreement) pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which it or any of the Subsidiaries is party or by which any of its properties or assets, or those of any of the Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b) that neither individually nor in the aggregate could reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the organizational documents of such Loan Party.

SECTION 4.05 Properties.  Each of the Borrower and the Material Subsidiaries has good title to, or valid leasehold or other interests in, all its real and personal property material to its business free of all Liens securing Indebtedness except for such Liens permitted under Section 6.02.

SECTION 4.06 Litigation and Environmental Matters.  (a) Except as disclosed in the most recent Annual Report on Form 10-K delivered by the Borrower to the Lenders, there is no action, suit or proceeding by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Material Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

(a)                                 Except as disclosed in the most recent Annual Report on Form 10-K delivered by the Borrower to the Lenders, the associated liabilities and costs of the Borrower’s compliance with Environmental Laws (including any capital or operating expenditures required for clean-up or closure of properties currently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by Environmental Laws or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses) are unlikely to result in a Material Adverse Effect.

SECTION 4.07 Financial Statements.

(a)                                 The consolidated balance sheet of the Borrower and the Subsidiaries as at December 31, 2013 and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows of the Borrower and the Subsidiaries for the fiscal year ended on said date, with the opinion thereon of PricewaterhouseCoopers LLP and set forth in the Borrower’s 2013 Annual Report on Form 10-K, as filed with the SEC, fairly present, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year in accordance with GAAP.

(b)                                 The unaudited consolidated balance sheets of the Borrower and the Subsidiaries as at March 31, 2014 and June 30, 2014 and the related consolidated statements of income and cash flows of the Borrower and the Subsidiaries for the three month period ended on such date and set forth in the Borrower’s Quarterly Report on Form 10-Q for its fiscal quarter then ended, as filed with the SEC, fairly present, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries as of such date and their consolidated results of their operations cash flows for the applicable time period ended on said date (subject to the absence of footnotes and to normal year-end and audit adjustments), in accordance with GAAP applied on a basis consistent with the financial statements referred to in Section 4.07(a).

(c)                                  After the Closing Date and since the date of the most recent Annual Report on Form 10-K delivered by the Borrower to the Lenders, there has been no material adverse change in the business, assets, liabilities or financial condition of the Borrower and the Subsidiaries, taken as a whole.

SECTION 4.08 Disclosure.  As of the Effective Date only, information heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, together with the Executive Summary is, when taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified.  The Executive Summary and the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the syndication or negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) on or prior to the Effective Date, when taken as a whole, do not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time (it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any projects may materially different from the projected results).

SECTION 4.09 Investment Company Act.  The Borrower is not, and no Loan Party is required to register as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

SECTION 4.10 ERISA.  Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except where the failure to so fulfill such obligations and such noncompliance could individually, or together with all such failures to fulfill such obligations and all such noncompliance could reasonably be expected to result in a Material Adverse Effect.  No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, which waiver, failure, amendment or liability individually, or collectively with all such waivers, failures, amendments or liabilities, could reasonably be expected to result in a Material Adverse Effect.

SECTION 4.11 Tax Returns and Payments.  The Borrower and the Material Subsidiaries have caused to be filed all federal income Tax returns and other material Tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all Taxes (including estimated Taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for Taxes being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been created on the books of the Borrower and the Subsidiaries and where the failure to pay such Taxes (individually or in the aggregate for the Borrower and the Subsidiaries) would not have a Material Adverse Effect.

SECTION 4.12 Compliance with Laws and Agreements.  Each of the Borrower and the Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate for the Borrower and the Material Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.13 Purpose of Loans.

(a)                                 All proceeds of the Loans will be used for the purposes set forth in Section 5.07.

(b)                                 Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation T, Regulation U, Regulation X, or any other regulation of the Board or to violate the Exchange Act.  Margin stock does not constitute more than 25% of the assets of the Borrower, or of the Borrower and the Subsidiaries on a consolidated basis, and the Borrower does not intend or foresee that it will ever do so.

SECTION 4.14 Foreign Assets Control Regulations, etc.  (a)  To the extent applicable, neither any Letter of Credit nor any part of the proceeds of the Loans will (i) be used to violate in any material respect the Trading with the Enemy Act, as amended, or (ii) be used, directly or indirectly or made available to any subsidiary, joint venture partner or any other Person to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, at the time of making such Loans, the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State (collectively, “Sanctions”).

(b)                                 Neither the Borrower nor any Subsidiary, nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative of the Borrower or any Subsidiary is a Person that is, or is owned or controlled by, a Person that is (A) the subject of any Sanctions or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.  The Borrower and the Subsidiaries are in compliance, in all material respects, with the Patriot Act.

(c)                                  Neither any Letter of Credit nor any part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws, to the extent the Anti-Corruption Laws apply to the Borrower or one of the Subsidiaries.

SECTION 4.15 Solvency.  On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

ARTICLE V
AFFIRMATIVE COVENANTS

From the Closing Date until the Commitments have expired or been terminated and principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent:

(a)                                 within ten days after the date in each fiscal year on which the Borrower is required to file its Annual Report on Form 10-K with the SEC or, if earlier, 100 days after the end of each fiscal year (i) such Annual Report, and (ii) its audited consolidated balance sheet and the related consolidated statements of income, comprehensive income, operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by, and accompanied by an opinion (without a

“going concern” or like qualification or exception and without any qualification or exception as to the scope of their audit) of, PricewaterhouseCoopers LLP, or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that (x) the Borrower shall be deemed to have furnished said Annual Report on Form 10-K for purposes of clause (i) if it shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.kindermorgan.com) and complied with the last grammatical paragraph of this Section 5.01 in respect thereof, and (y) if said Annual Report contains such consolidated balance sheet and such consolidated statements of results of income, comprehensive income, shareholders’ equity and cash flows, and the report thereon of such independent public accountants (without qualification or exception, and to the effect, as specified above), the Borrower shall not be required to comply with clause (ii);

(b)                                 within five days after each date in each fiscal year on which the Borrower is required to file a Quarterly Report on Form 10-Q with the SEC or, if earlier, 50 days after the end of each fiscal quarter (i) such Quarterly Report, and (ii) its consolidated balance sheet and the related consolidated statements of income and cash flows as of the end of and for the fiscal quarter to which said Quarterly Report relates and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end and for the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that (x) the Borrower shall be deemed to have furnished said Quarterly Report for purposes of clause (i) if it shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.kindermorgan.com) and complied with the last grammatical paragraph of this Section 5.01 in respect thereof, and (y) if said Quarterly Report contains such consolidated balance sheet and consolidated statements of income and cash flows, and such certifications, the Borrower shall not be required to comply with clause (ii);

(c)                                  simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate in substantially the form of Exhibit 5.01 signed by an authorized financial or accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 6.07, (ii) (A) in the case of the first set of financial statements delivered following the Closing Date, setting forth a list of the Material Subsidiaries, and (B) in the case of each set of financial statements delivered thereafter, an update of any change in the list of the Material Subsidiaries or stating that there has been no such change, and (iii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(d)                                 prompt written notice of the following:

(i)                                     the occurrence of any Default or Event of Default; and

(ii)                                  any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;

(each notice delivered under this Section 5.01(d) to be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto);

(e)                                  without duplication of any other requirement of this Section 5.01, promptly upon the mailing thereof to the public shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(f)                                   promptly upon the filing thereof with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Form 8-K which the Borrower shall have filed with the SEC;

(g)                                  if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) (other than such event as to which the 30-day notice requirement is waived) with respect to any Plan which would reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial material withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent, is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

(h)                                 from time to time such other information (other than projections) regarding the business, affairs or financial condition of the Borrower or any Subsidiary as the Required Lenders or the Administrative Agent may reasonably request.

Information required to be delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(f) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent and the Lenders that such information has been posted on “EDGAR” or the Borrower’s website or another website identified in such notice and accessible by the Administrative Agent and the Lenders without charge (and the Borrower hereby agrees to provide such notice); provided that such notice may be included in a certificate delivered pursuant to Section 5.01(c).

SECTION 5.02 Existence, Conduct of Business.  The Borrower will, and will cause each of the Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to do so (individually or collectively with all such failures) could not reasonably expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

SECTION 5.03 Payment of Obligations.  The Borrower will, and will cause each of the Material Subsidiaries to, pay, before the same shall become delinquent or in default, its

Indebtedness and Tax liabilities but excluding Indebtedness (other than the Obligations) that is not in excess of $150,000,000, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.04 Maintenance of Properties; Insurance.

(a)                                 The Borrower will keep, and will cause each Material Subsidiary to keep, all property material to the conduct its business (taken as a whole) in good working order and condition, ordinary wear and tear excepted, in the reasonable judgment of the Borrower.

(b)                                 The Borrower will maintain or cause to be maintained with, in the good faith judgment of the Borrower, financially sound and reputable insurers, or through self-insurance, insurance with respect to its properties and business and the properties and businesses of the Subsidiaries against loss or damage of the kinds customarily insured against by business enterprises of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance may include self-insurance or be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, provided that such self-insurance is in accord with the approved practices of business enterprises of established reputation similarly situated and adequate insurance reserves are maintained in connection with such self-insurance, and, notwithstanding the foregoing provisions of this Section 5.04 the Borrower or any Subsidiary may effect workers’ compensation or similar insurance in respect of operations in any state or other jurisdiction any through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance in accord with applicable laws.

SECTION 5.05 Books and Records; Inspection Rights.  The Borrower will, and will cause each of the Material Subsidiaries to, keep, in accordance with GAAP, books of record and account.  The Borrower will, and will cause each of the Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice during normal business hours, and, if the Borrower shall so request, in the presence of a Responsible Officer or an appointee of a Responsible Officer, at the expense of the Administrative Agent or such Lender (unless an Event of Default exists, in which event the expense shall be that of the Borrower) to visit and inspect its properties, to examine and make extracts from its books and records (subject to compliance with confidentiality agreements and applicable copyright law), and to discuss its affairs, finances and condition with its officers, all at such times, and as often, as reasonably requested, but unless an Event of Default exists, no more frequently than once during each calendar year.

SECTION 5.06 Compliance with Laws.  The Borrower will, and will cause each of the Material Subsidiaries to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.07 Use of Proceeds.  The proceeds of the Loans will be used only (a) to refinance amounts outstanding under the Existing Credit Agreement, the EPB Credit Agreement and the KMP Credit Agreement and (b) for working capital and other general corporate purposes.

SECTION 5.08 Additional Guarantors.  The Borrower shall cause each Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the

Closing Date (including each Subsidiary that ceases to constitute an Excluded Subsidiary after the Closing Date) to execute a supplement to the Guaranty and become a Guarantor within 45 days of the occurrence of the applicable event specified in this Section 5.08 (or such longer period of time as the Administrative Agent shall reasonably agree).

ARTICLE VI
NEGATIVE COVENANTS

From the Closing Date until the Commitments have expired or terminated and principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness of Non-Guarantor Subsidiaries.  The Borrower will not permit any Subsidiary that is not a Guarantor (each a “Non-Guarantor Subsidiary”) to create, incur or assume Indebtedness other than the following:

(a)                                 Indebtedness existing as of the Effective Date and set forth on Schedule 6.01 (provided that to the extent that any change occurs between the Effective Date and the Closing Date solely with respect to Indebtedness of a Non-Guarantor Subsidiary that is permitted to be incurred by such Non-Guarantor Subsidiary pursuant to the terms of the Existing Credit Agreement, the EPB Credit Agreement or the KMP Credit Agreement, as applicable (as each of them is in effect on the date hereof) which would make the contents of Schedule 6.01 to be incomplete as of the Closing Date as a result thereof, the Borrower may deliver to the Administrative Agent an updated version of such Schedule on or prior to the Closing Date to reflect such additional Indebtedness, which updated version shall replace the version of such Schedule delivered on the Effective Date without any requirement for any amendment or consent by the Administrative Agent or any Lender) and any Indebtedness incurred to refund, extend, refinance or otherwise replace such Indebtedness; provided that the principal amount of such Indebtedness does not exceed the principal amount of Indebtedness refinanced (plus the amount of penalties, premiums, fees, accrued interest and reasonable expenses and other obligations incurred therewith) at the time of the refinancing;

(b)                                 Indebtedness owing to the Borrower or its Subsidiaries;

(c)                                  Indebtedness that is (or was) secured by Liens permitted pursuant to Section 6.02(b) or (c) and any Indebtedness incurred to refund, extend, refinance or otherwise replace such Indebtedness; provided, that the principal amount of such Indebtedness does not exceed the principal amount of Indebtedness refinanced (plus the amount of penalties, premiums, fees, accrued interest and reasonable expenses and other obligations incurred therewith) at the time of refinancing;

(d)                                 (i) Indebtedness attaching to any property or asset prior to the acquisition thereof by any Non-Guarantor Subsidiary or of, or attaching to any property or asset of, any Person that becomes a Non-Guarantor Subsidiary after the date hereof prior to the time such Person becomes a Non-Guarantor Subsidiary, in each case, outstanding prior to the acquisition of such property or asset or such Person becoming a Non-Guarantor Subsidiary; provided that such Indebtedness was not incurred in contemplation of or in connection with such acquisition or such Person becoming a Non-Guarantor Subsidiary, as the case may be and (ii) and any Indebtedness incurred to refund, extend, refinance or otherwise replace such Indebtedness (plus the amount of penalties, premiums, fees, accrued interest and reasonable expenses and other obligations incurred therewith);

(e)                                  Indebtedness of Foreign Subsidiaries; and

(f)                                   Indebtedness of Non-Wholly-owned Subsidiaries.

SECTION 6.02 Liens.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien securing Indebtedness on any property or asset now owned or hereafter acquired by it except:

(a)                                 Liens existing as of the Effective Date (and, to the extent that any change occurs between the Effective Date and the Closing Date solely with respect to a Lien that is permitted to be created, incurred, assumed or permitted to exist pursuant to the terms of the Existing Credit Agreement, the EPB Credit Agreement or the KMP Credit Agreement, as applicable (as each of them is in effect on the date hereof), such additional new Lien existing as of the Closing Date) (including any replacement, extension or renewal of any such Lien permitted upon or in the same assets (other than after acquired property that is affixed or incorporated into the property covered by such Lien) theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby);

(b)                                 Liens securing (A) Capital Lease Obligations, or (B) Indebtedness incurred to finance the acquisition, construction, expansion or improvement of any fixed or capital assets of the Borrower or its Subsidiaries; provided that (x) such Liens attach at all times only to the assets so financed except for accessions to such property, improvements thereof and general intangibles relating thereto, and the proceeds and the products thereof and (y) individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(c)                                  Liens existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, in each case, pursuant to security documents in effect prior to the acquisition of such property or asset or such Person becoming a Subsidiary (“Existing Security Documents”), and securing Indebtedness whose incurrence, for purposes of this Agreement, by virtue of acquisition of such property or asset, or by virtue of such Person so becoming a Subsidiary, would not result in a violation of Section 6.07; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary except to the extent such Lien attaches to such property or assets pursuant to Existing Security Documents, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof.  For purposes of this Section 6.02(c), the Indebtedness so secured shall be deemed to have been incurred on the last day of the fiscal quarter then most recently ended; and

(d)                                 Liens, not otherwise permitted by the foregoing clauses (a) and (b), securing Indebtedness in an aggregate amount not exceeding 15% of Consolidated Net Tangible Assets.

SECTION 6.03 Fundamental Changes.  The Borrower will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all (or substantially all) of its assets, or all or substantially all of the stock of or other equity interest in any of the Material Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, unless: (a) at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing; and (b) (i) the Borrower or a Material Subsidiary is the surviving entity or the recipient of the assets so sold, transferred, leased or otherwise disposed of in any such sale, transfer, lease or other disposition of assets, provided, that no such merger, consolidation, sale, transfer, lease or other disposition shall have the effect of releasing the Borrower from any of the Obligations or (ii) such merger, consolidation, sale, transfer, lease or other disposition, when taken together with all other consolidations, mergers or sales of assets by the Borrower or any Material Subsidiary since the Effective Date, shall not result in the disposition by the Borrower and the Material Subsidiaries of assets in an amount that would constitute all or substantially all of the consolidated assets of the Borrower and the Material Subsidiaries.

SECTION 6.04 Restricted Payments.  The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment except (a) distributions with respect to the Capital Stock of the Borrower, so long as both before and after the making of such distribution, no Event of Default shall have occurred and be continuing, (b) any Capital Stock split, Capital Stock reverse split, dividend of Borrower Capital Stock or similar transaction will not constitute a Restricted Payment, and (c) acquisitions by officers, directors and employees of the Borrower of equity interests in the Borrower through cashless exercise of options pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements.

SECTION 6.05 Transactions with Affiliates.  The Borrower will conduct, and cause each of the Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower or the Subsidiaries) on terms that are substantially as favorable to the Borrower or such Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing shall be deemed to be satisfied with respect to any transaction that is approved by a majority of the independent members of the Borrower’s board of directors, or of a committee thereof consisting solely of independent directors, and provided, further that the foregoing restrictions shall not apply to:

(a)                                 the payment of customary fees for management, consulting and financial services rendered to the Borrower and the Subsidiaries and (ii) customary investment banking fees paid for services rendered to the Borrower and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions;

(b)                                 transactions permitted by Section 6.04;

(c)                                  the payment of any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby;

(d)                                 the issuance of Capital Stock of the Borrower to the management of the Borrower or any of its Subsidiaries in connection with the Transactions or pursuant to arrangements described in clause (f) of this Section 6.05;

(e)                                  loans, advances, provision of credit support and other investments by (or to) the Borrower and the Subsidiaries;

(f)                                   employment and severance arrangements among the Borrower and the Subsidiaries and their respective officers and employees in the ordinary course of business;

(g)                                  payments by the Borrower and the Subsidiaries pursuant to tax sharing agreements among the Borrower and the Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries;

(h)                                 the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries; and

(i)                                     transactions pursuant to agreements set forth on Schedule 6.05 (provided that to the extent that any change occurs between the Effective Date and the Closing Date solely with respect to a transaction with any Affiliate that is permitted to be entered into pursuant to the terms of the Existing Credit Agreement, the EPB Credit Agreement or the KMP Credit Agreement, as applicable (as each of them is in effect on the date hereof) which would make the contents of Schedule 6.05 to be incomplete as of the Closing Date as a result thereof, the Borrower may deliver to the Administrative Agent an updated version of such Schedule on or prior to the Closing Date to reflect such transaction, which updated version shall replace the version of such Schedule delivered on the Effective Date without any requirement for any amendment or consent by the Administrative Agent or any Lender) or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect.

SECTION 6.06 Restrictive Agreements.  The Borrower will not, and will not permit any of the Material Subsidiaries that are not Guarantors to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any non-Guarantor Material Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans (including subordinate loans) or advances to the Borrower or any Guarantor, provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement, (b) customary restrictions and conditions contained in agreements relating to the sale of all or substantially all of the Capital Stock or assets of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (c) restrictions and conditions existing on the date hereof identified on Schedule 6.06 (provided that to the extent that any change occurs between the Effective Date and the Closing Date solely with respect to restrictive agreement or arrangement that is permitted to be entered into, incurred or permitted pursuant to the terms of the Existing Credit Agreement, the EPB Credit Agreement or the KMP Credit Agreement, as applicable (as each of them is in effect on the date hereof) which would make the contents of Schedule 6.06 to be incomplete as of the Closing Date as a result thereof, the Borrower may deliver to the Administrative Agent an updated version of such Schedule on or prior to the Closing Date to reflect such additional restrictive agreement, which updated version shall replace the version of such Schedule delivered on the Effective Date without any requirement for any amendment or consent by the Administrative Agent or any Lender). (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (d) restrictions or conditions contained in, or existing by reason of, any agreement or instrument relating to any Subsidiary at the time such Subsidiary was merged or consolidated with or into, or acquired by, the Borrower or a Subsidiary or became a Subsidiary and not created in contemplation thereof.

SECTION 6.07 Ratio of Consolidated Net Indebtedness to Consolidated EBITDA.  Commencing with the last day of the first full fiscal quarter following the Closing Date and on the last day of each fiscal quarter ended thereafter, the Borrower will not permit the ratio of Consolidated Net Indebtedness to Consolidated EBITDA for the most recent four full fiscal quarters ended as of the last day of such applicable fiscal quarter, to exceed:

(a)                                 6.50 to 1.00, in the case of any such period ended on or prior to December 31, 2017;

(b)                                 6.25 to 1.00, in the case of any such period ended after December 31, 2017 and on or prior to December 31, 2018; and

(c)                                  6.00 to 1.00, in the case of any such period ended after December 31, 2018.

In addition, for purposes of this Section 6.07, Hybrid Securities up to an aggregate amount of 5% of Total Capitalization (after giving effect to the following exclusion) shall be excluded from Consolidated Net Indebtedness.

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.01 Events of Default and Remedies.  If any of the following events (“Events of Default”) shall occur and be continuing:

(a)                                 the principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by a Loan Party under this Agreement or any other Loan Document shall not be paid, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c)                                  any representation or warranty made or, for purposes of Article III, deemed made by or on behalf of the Borrower herein, at the direction of the Borrower or by any Loan Party in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or  any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be;

(d)                                 the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(d)(i), 5.02 (with respect to the Borrower’s existence) or 5.07 or in Article VI;

(e)                                  any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in Section 7.01(a), Section 7.01(b) or Section 7.01(d)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender or, (ii) a Responsible Officer of the Borrower becomes aware of such failure;

(f)                                   other than as specified in Section 7.01(a) or (b), (i) the Borrower or any Subsidiary fails to make (whether as primary obligor or as guarantor or other surety) any payment of principal of, or interest or premium, if any, on any item or items of Indebtedness (other than as specified in Section 7.01(a) or Section 7.01(b)) or any payment in respect of any Hedging Agreement, in each case when the same becomes due and payable (whether by scheduled maturity, required payment or prepayment, acceleration, demand or otherwise), beyond any period of grace provided with respect thereto (not to exceed 30 days); provided that the aggregate outstanding principal amount of all Indebtedness or payment obligations in respect of all Hedging Agreements as to which such a payment default shall occur and be continuing is equal to or exceeds $150,000,000, or (ii) the Borrower or any Subsidiary fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have resulted in the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds $150,000,000; provided that this Section 7.01(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, so long as such Indebtedness is paid in full when due;

(g)                                  an involuntary case shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Laws or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)                                 the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding-up, reorganization or other relief under any Debtor Relief Laws, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(i)                                     the Borrower or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

(j)                                    one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall (x) not be covered by insurance and (y) remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

(k)                                 a Change in Control shall occur;

(l)                                     any member of the ERISA Group shall fail to pay when due an amount which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation; and in each of the foregoing instances such condition could reasonably be expected to result in a Material Adverse Effect;

then, and in any such event, and at any time thereafter (but for the avoidance of doubt, in each case, not prior to the Closing Date) if any Event of Default shall then be continuing, the Administrative Agent, may, and upon the written request of the Required Lenders shall, by written notice (including notice sent by telecopy or electronic mail) to the Borrower (a “Notice of Default”) take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or other holder of any of the Obligations to enforce its claims against the Borrower (provided that, if an Event of Default specified in Section 7.01(g) or Section 7.01(h) shall occur with respect to the Borrower or any Material Subsidiary, the actions described in clauses (i), (ii) and (v) below shall occur automatically without the giving of any Notice of Default): (i) declare the Total Commitment terminated, whereupon the Commitments of the Lenders shall forthwith terminate immediately and any accrued Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, and all the other Obligations owing hereunder and under the other Loan Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by the Borrower; (iii) exercise any rights or remedies under the Loan Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms (whether by the giving of written notice to the beneficiary or otherwise); and (v) direct the Borrower to comply, and the Borrower agrees that upon receipt of such notice (or upon the occurrence of an Event of Default specified in Section 7.01(g) or Section 7.01(h)) it will comply, with the provisions of Section 2.05(l).

ARTICLE VIII
THE ADMINISTRATIVE AGENT

SECTION 8.01 Appointment and Authority.  Each of the Lenders and the Issuing Banks hereby irrevocably appoints Barclays Bank PLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks and, except as specifically provided in Section 8.06(a) and (b), the Borrower shall not have rights as a  third-party beneficiary of any of such provisions.  It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02 Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03 Exculpatory Provisions.

(a)                                 The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 9.03) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default. is given to the Administrative Agent in writing by the Borrower, a Lender or an Issuing Bank.

(c)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default or the enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04 Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05 Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the revolving credit facility provided for herein as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

SECTION 8.06 Resignation of Administrative Agent.

(a)                                 The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, subject to (so long as no Default or Event of Default exists) the prior written consent of the Borrower (which consent will not be unreasonably withheld or delayed), which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), subject to (so long as no Default or Event of Default exists) the prior written consent of the Borrower (which consent will not be unreasonably withheld), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)                                 If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and,  subject to (so long as no Default or Event of Default exists) the prior written consent of the Borrower (which consent will not be unreasonably withheld or delayed), appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)                                  With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

SECTION 8.07 Non-Reliance on Administrative Agent and Other Lenders.

(a)                                 Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b)                                 Each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special legal counsel to the Administrative Agent only.  Each Lender and Issuing Bank will consult with its own legal counsel to the extent it deems necessary with this Agreement and the other Loan Documents and the matters contemplated herein and therein.

SECTION 8.08 INDEMNIFICATION.  THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE ARRANGERS, THE SYNDICATION AGENT AND THE DOCUMENTATION AGENTS RATABLY IN ACCORDANCE WITH THEIR APPLICABLE PERCENTAGES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 9.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 9.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 9.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, ANY ARRANGER, THE SYNDICATION AGENT OR ANY DOCUMENTATION AGENT IN ANY WAY RELATING TO OR ARISING OUT OF:  (A) THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT OR AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES, IF ANY, HEREUNDER OR UNDER ANY SUCH OTHER LOAN DOCUMENT OR (B) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 8.08 ARISES FROM THE SOLE OR

CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENT, ANY ARRANGER, THE SYNDICATION AGENT OR ANY DOCUMENTATION AGENT, AS THE CASE MAY BE; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT OF THE ADMINISTRATIVE AGENT, ANY ARRANGER, THE SYNDICATION AGENT OR ANY DOCUMENTATION AGENT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT.

SECTION 8.09   No Reliance on Agents or other Lenders.  Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent, any Arranger, the Syndication Agent, any Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent, any Arranger, the Syndication Agent, any Documentation Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement.  None of the Administrative Agent, the Arrangers, the Syndication Agent or the Documentation Agents shall be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the other Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of the Borrower.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, none of the Administrative Agent, the Arrangers, the Syndication Agent or the Documentation Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent, any Arranger, the Syndication Agent, any Documentation Agent or any of their respective Affiliates.  In this regard, each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special counsel to the Administrative Agent only.  Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with this Agreement and other Loan Documents and the matters contemplated herein and therein.

SECTION 8.10  Duties of the Syndication Agent, Documentation Agents, Arrangers.  Notwithstanding the indemnity of the Syndication Agent, the Documentation Agents and the Arrangers contained in Section 8.08 and in Section 9.03, nothing contained in this Agreement shall be construed to impose any obligation or duty whatsoever on any Person named on the cover of this Agreement or elsewhere in this Agreement as a Syndication Agent, a Documentation Agent, an Arranger, a “lead arranger” or a “bookrunner”, other than those applicable to all Lenders as such.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01 Notices, Etc.

(a)                                 All notices, consents, requests, approvals, demands and other communications (collectively “Communications”) provided for herein shall be in writing (including facsimile Communications) and mailed, telecopied or delivered:

(i)                                     if to the Borrower, to it at:

1001 Louisiana Street, Suite 1000

Houston, Texas  77002

Attention:                                         Anthony Ashley

Telecopy No.:                    (713) 445-8302;

With a copy to:

1001 Louisiana Street, Suite 1000

Houston, Texas  77002

Attention:                                         General Counsel

Telecopy No.:                    (713) 495-2877;

(ii)                                  if to the Administrative Agent, to it at

℅   Barclays Bank PLC

745 Seventh Avenue

27th Floor

New York, NY 10019

Attention:  May Huang

Email:  may.huang@barclays.com / ltmny@Barclays.com

Phone:  212-526-0787

Telecopy No.:  212-526-5115

(iii)                               if to the Swingline Lender, to it at

℅   Barclays Bank PLC

745 Seventh Avenue

27th Floor

New York, NY 10019

Attention:  May Huang

Email:  may.huang@barclays.com / ltmny@Barclays.com

Phone:  212-526-0787

Telecopy No.:  212-526-5115

(i)                                     if to any other Lender or to any Issuing Bank, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered by such Person to the Administrative Agent or in the Assignment and Acceptance executed by such Person;

or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

(b)                                 Communications to the Lenders hereunder may be delivered or furnished by electronic communications (including electronic mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)                                  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)                                 Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(e)                                  Platform.

(i)                                     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders and the Issuing Banks by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Electronic Communications (as defined below).  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, any Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower or the Administrative Agent’s transmission of communications through the Platform.  “Electronic Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

SECTION 9.02 Waivers; Amendments; Releases.

(a)                                 No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising, and no course of dealing with respect to, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.  No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 No provision of this Agreement or any other Loan Document (other than the Fee Letter, which may be amended by the parties thereto) provision may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower (or to the extent another Loan Party and not the Borrower is party thereto, such Loan Party) and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) amend Section 2.19 or 2.20 without the consent of the Administrative Agent, the Swingline Lender and the Issuing Banks in addition to the consent of the Required Lenders, (vi) release all or substantially all of the value of the Guarantees under the Guaranty or change any of the provisions of this Section 9.02(b), or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Swingline Lender or any Issuing Bank hereunder without the prior written consent of the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be.  Except as provided herein, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver referred to in clauses (i) through (vi) or the first of this Section 9.02(b) above or that would alter the terms set forth in such proviso shall require the consent of such Defaulting Lender.

Notwithstanding the foregoing, the Administrative Agent and the Borrower may amend any Loan Document to correct any obvious errors, mistakes, omissions, defects or inconsistencies and such amendment shall become effective without any further consent of any other party to such Loan Document other than the Administrative Agent and the Borrower.

(c)                                  Notwithstanding the provisions of Section 9.02(b), amendments to this Agreement pursuant to Section 2.21(c) may be effected without the consent of any Lenders other than the Administrative Agent, the Issuing Banks, the Swingline Lender and each Lender making a New Commitment.

(d)                                 The Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantee upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary or upon any Subsidiary becoming an Excluded Subsidiary.  The Lenders hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.

SECTION 9.03 Payment of Expenses, Indemnities, etc.  The Borrower agrees:

(a)                                 to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof, (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 TO INDEMNIFY THE ADMINISTRATIVE AGENT, EACH ISSUING BANK, EACH ARRANGER, THE SYNDICATION AGENT, EACH DOCUMENTATION AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS (“INDEMNIFIED PARTIES”) FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE REASONABLY INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR ANY LETTER OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF THIS AGREEMENT, OR WITH ANY REQUIREMENT OF LAW, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ACQUISITION, (VII) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, (VIII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE ADMINISTRATIVE AGENT, ANY ARRANGER, THE SYNDICATION AGENT, ANY DOCUMENTATION AGENT, OR A LENDER’S SHAREHOLDERS AGAINST THE ADMINISTRATIVE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT ON THE PART OF THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT.

(c)                                  TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR ASSETS, INCLUDING THE TREATMENT OR DISPOSAL OF HAZARDOUS MATERIALS ON ANY OF THEIR PROPERTIES OR ASSETS, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR ASSETS OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES OR ASSETS WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT).

(d)                                 No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 9.03.

(e)                                  In the case of any indemnification hereunder, the Indemnified Party, as appropriate, shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand; provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.

(f)                                   THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES.  TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ENGAGED IN UNLAWFUL CONDUCT (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT), THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT OF THE INDEMNIFIED

PARTY (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT).

(g)                                  The Borrower’s obligations under this Section 9.03 shall survive any termination of this Agreement, the payment of the Loans and the expiration of the Letters of Credit and shall continue thereafter in full force and effect.

(h)                                 To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Swingline Lender or any Issuing Bank under this Section 9.03, each Lender severally agrees to pay to the Administrative Agent, the Swingline Lender or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Swingline Lender or such Issuing Bank in its capacity as such.

(i)                                     The Borrower shall pay any amounts due under this Section 9.03 within 30 days of the receipt by the Borrower of notice of the amount due.

(j)                                    To the fullest extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that the foregoing limitation shall not be deemed to impair or affect the indemnification obligations of the Borrower under the Loan Documents. No Indemnified Party referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 9.04 Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.05(a), (ii) by way of participation in accordance with the provisions of Section 9.05(c), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.05(d) (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.05(c) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

SECTION 9.05 Assignments by Lenders.

(a)                                 Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, Letter of Credit Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     (A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (a)(i)(B) of this Section; and

(B)                               in any case not described in the proviso to paragraph (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.

(ii)                                  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.

(iii)                               No consent shall be required for any assignment except to the extent required by paragraph (a)(i)(B) of this Section and, in addition:

(A)                               the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, provided that the Borrower’s consent shall not be required during the primary syndication of the credit facility evidenced by this Agreement;

(B)                               the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C)                               the consent of each Issuing Bank and the Swingline Lender (such consents not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv)                              The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)                              No such assignment shall be made to a natural Person.

(vii)                           In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest and fees accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.14, 2.15 and 9.03 and with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(b)                                 Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee, if any, referred to in Section 9.05(a) and any written consent to such assignment required by Section 9.05(a), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register (as defined below). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.  The Administrative

Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.

(c)                                  Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the Swingline Lender or the Issuing Banks, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.08 with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso Section 9.02(b) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.16 (it being understood that the documentation required under Section 2.16 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 as if it were an assignee under paragraph (a) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.14 and 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18 with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.06 Survival; Reinstatement.

(a)                                 All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding or so long as the Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

(b)                                 To the extent that any payments on the Obligations are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received.

SECTION 9.07 Counterparts; Integration; Effectiveness; Electronic Execution.

(a)                                 This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (including the Executive Summary).  Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)                                 The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.08 Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.09 Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, such Issuing Bank or any such Affiliate, to or for the credit or the account of a Loan Party against any and all of the obligations of a Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, Issuing Bank or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Parties may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may have.  Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.10 Governing Law; Jurisdiction; Consent to Service of Process.  (a)  This Agreement and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of New York.

(b)                                 ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING.  THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS C T

CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 8TH AVENUE, NEW YORK, NEW YORK 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE AND ACCEPT FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING.  IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT.  THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 9.01, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)                                  THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO PLEAD OR CLAIM, AND AGREES NOT TO PLEAD OR CLAIM, THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d)                                 EACH PARTY HERETO HEREBY (i) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.10.

SECTION 9.11 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN

INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

SECTION 9.12 Confidentiality.  Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their Affiliates, to their and their Affiliates’ directors, officers and employees and agents, including accountants, legal counsel and other advisors who have been informed of the confidential nature of the information provided, (b) disclosures in connection with any pledge or assignment permitted under Section 9.05(d) and, to the extent requested by any regulatory authority, including any self-regulatory authority such as the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio, (c) to the extent a Lender reasonably believes it is required by applicable laws or regulations or by any subpoena or similar legal process (and, to the extent not prohibited under applicable law), such Lender will provide prompt notice thereof to the Borrower), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an understanding with such Person that such Person will comply with this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative, or other transaction under which payments are to be made by reference to the Borrower, and its obligations under this Agreement or the payments hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender from a source other than the Borrower (unless such source is actually known by the individual providing the information to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information).  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the purposes of this Section 9.12, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is known to a Lender, publicly known or otherwise available to the Administrative Agent or any Lender other than through disclosure (a) by the Borrower, or (b) from a source actually known to a Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information.  Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person maintains the confidentiality of such Information in accordance with procedures adopted in good faith to protect confidential Information of third parties delivered to a lender.

SECTION 9.13 Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14 EXCULPATION PROVISIONS.  EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT, THE NOTES AND (IN THE CASE OF THE BORROWER AND THE ADMINISTRATIVE AGENT) THE FEE LETTER AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY.  EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

SECTION 9.15 U.S. Patriot Act.  Each Lender that is subject to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Patriot Act.

SECTION 9.16 No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the Issuing Banks and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendments, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the Issuing Banks and the Lenders are and have been acting solely as principals and are not the financial advisors, agents or fiduciaries, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) the Administrative Agent, the Arrangers, Syndication Agent, the Documentation Agents, the Issuing Banks and the Lenders have not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Arranger, the Syndication Agent, any Documentation Agent, any Issuing Bank or any Lender advised or is currently advising the Borrower or any of its Affiliates on other matters)

and the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the Issuing Banks and the Lenders have no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the Issuing Banks, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the Issuing Banks and the Lenders have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the Issuing Banks and the Lenders have not provided and will not provide any legal, accounting, regulatory or Tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted its own legal, accounting, regulatory and Tax advisors to the extent it has deemed appropriate.  Each Loan Parties hereby waive and release, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Arrangers, the Syndication Agent, the Documentation Agents, the Issuing Banks or the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 9.17 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

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The parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

KINDER MORGAN, INC.,
as the Borrower

By:	/s/ Anthony Ashley
Name:	Anthony Ashley
Title:	Treasurer

[Revolving Credit Agreement]

BARCLAYS BANK PLC,
as the Administrative Agent and as a Lender

By:	/s/ Ann E. Sutton
Name:	Ann E. Sutton
Title:	Director

[Revolving Credit Agreement]

CITIBANK, N.A.,

As a Lender

By:	/s/ Todd Mogil
Name:	Todd Mogil
Title:	Vice President

[Revolving Credit Agreement]

BANK OF AMERICA, N.A.,

As a Lender

By:	/s/ Michael Clayborne
Name:	Michael Clayborne
Title:	Vice President

[Revolving Credit Agreement]

THE BANK OF NOVA SCOTIA,

As a Lender

By:	/s/ Terry Donovan
Name:	Terry Donovan
Title:	Managing Director

[Revolving Credit Agreement]

THE BANK OF TOKYO MITSUBISHI UFJ, LTD

As a Lender

By:	/s/ Mark Oberreuter
Name:	Mark Oberreuter
Title:	Vice President

[Revolving Credit Agreement]

CREDIT SUISSE AG, Cayman Islands Branch,

As a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Whitney Gaston
Name:	Whitney Gaston
Title:	Authorized Signatory

[Revolving Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,

As a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

[Revolving Credit Agreement]

DNB CAPITAL LLC,

As a Lender

By:	/s/ Robert Dupree
Name:	Robert Dupree
Title:	Senior Vice President

By:	/s/ Jill Ilski
Name:	Jill Ilski
Title:	First Vice President

[Revolving Credit Agreement]

JP MORGAN CHASE BANK, N.A.,

As a Lender

By:	/s/ Stephanie Balette
Name:	Stephanie Balette
Title:	Authorized Officer

[Revolving Credit Agreement]

ROYAL BANK OF CANADA,

As a Lender

By:	/s/ Jason York
Name:	Jason York
Title:	Authorized Signatory

[Revolving Credit Agreement]

THE ROYAL BANK OF SCOTLAND PLC,

As a Lender

By:	/s/ Matthew Main
Name:	Matthew Main
Title:	Authorized Signatory

[Revolving Credit Agreement]

UBS AG, STAMFORD BRANCH,

As a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Jennifer Anderson
Name:	Jennifer Anderson
Title:	Associate Director

[Revolving Credit Agreement]

WELLS FARGO BANK, N.A,

As a Lender

By:	/s/ Gabriela Ramirez
Name:	Gabriela Ramirez
Title:	Assistant Vice President

[Revolving Credit Agreement]

CANADIAN IMPERIAL BANK OF COMMERCE,
NEW YORK BRANCH,

As a Lender,

By:	/s/ Richard Antl_
Name:	Richard Antl
Title:	Authorized Signatory

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

[Revolving Credit Agreement]

CREDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,

As a Lender

By:	/s/ Darrell Stanley
Name:	Darrell Stanley
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

[Revolving Credit Agreement]

MIZUHO BANK, LTD.

As a Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

[Revolving Credit Agreement]

SOCIETE GENERALE,

As a Lender

By:	/s/ Diego Medina
Name:	Diego Medina
Title:	Director

[Revolving Credit Agreement]

SUNTRUST BANK,

As a Lender

By:	/s/ Scott Mackey
Name:	Scott Mackey
Title:	Director

[Revolving Credit Agreement]

COMPASS BANK

As a Lender

By:	/s/ Umar Hassan
Name:	Umar Hassan
Title:	Senior Vice President

[Revolving Credit Agreement]

ING CAPITAL LLC,

As a Lender

By:	/s/ Subha Pasumarti
Name:	Subha Pasumarti
Title:	Managing Director

By:	/s/ Hans Beekmans
Name:	Hans Beekmans
Title:	Vice President

[Revolving Credit Agreement]

NATIXIS, NEW YORK BRANCH,

As a Lender

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Managing Director

By:	/s/ Jarrett C. Price
Name:	Jarrett C. Price
Title:	Vice President

[Revolving Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION,

As a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

[Revolving Credit Agreement]

THE TORONTO-DOMINION BANK,

As a Lender

By:	/s/ Ben Montgomery
Name:	Ben Montgomery
Title:	Director

By:	/s/ Francis Chiu
Name:	Francis Chiu
Title:	Associate

[Revolving Credit Agreement]

REGIONS BANK,

As a Lender

By:	/s/ Richard Kaufman
Name:	Richard Kaufman
Title:	Senior Vice President

[Revolving Credit Agreement]

MORGAN STANLEY BANK, N.A.,

As a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[Revolving Credit Agreement]

MORGAN STANLEY SENIOR FUNDING, INC.,

As a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Revolving Credit Agreement]

Acknowledged and agreed, solely for the purpose of Section 2.05(a):

KINDER MORGAN OPERATING L.P. “B”

By:	Kinder Morgan G.P., Inc.,
its General Partner

	By:	Kinder Morgan Management, LLC,
its Delegate

By:	/s/ Anthony B. Ashley
Name:	Anthony B. Ashley
Title:	Vice President and Treasurer

[Revolving Credit Agreement]

SCHEDULE 1.01

COMMITMENTS

Lender	Allocation
Barclays Bank plc	$190,000,000.00
Citibank, N.A.	190,000,000.00
Bank of America, N.A.	190,000,000.00
The Bank of Nova Scotia	190,000,000.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	190,000,000.00
Credit Suisse AG, Cayman Islands Branch	190,000,000.00
Deutsche Bank AG New York Branch	190,000,000.00
DNB Capital LLC	190,000,000.00
JPMorgan Chase Bank, N.A.	190,000,000.00
Royal Bank of Canada	190,000,000.00
The Royal Bank of Scotland plc	190,000,000.00
UBS AG, Stamford Branch	190,000,000.00
Wells Fargo Bank, National Association	190,000,000.00
Canadian Imperial Bank of Commerce, New York Branch	145,000,000.00
Credit Agricole Corporate and Investment Bank	145,000,000.00
Mizuho Bank, Ltd.	145,000,000.00
Societe Generale	145,000,000.00
SunTrust Bank	145,000,000.00
Compass Bank	112,000,000.00
ING Capital LLC	112,000,000.00
Nataxis, New York Branch	112,000,000.00
Sumitomo Mitsui Banking Corporation	112,000,000.00
The Toronto-Dominion Bank	112,000,000.00
Regions Bank	100,000,000.00
Morgan Stanley Bank, N.A.	73,500,000.00
Morgan Stanley Senior Funding, Inc.	71,500,000.00
TOTAL	$4,000,000,000.00

SCHEDULE 1.01A

Excluded Subsidiaries

ANR Real Estate Corporation

Coastal Eagle Point Oil Company

Coastal Oil New England, Inc.

Colton Processing Facility

Coscol Petroleum Corporation

El Paso CGP Company, L.L.C.

El Paso Energy Capital Trust I

El Paso Energy E.S.T. Company

El Paso Energy International Company

El Paso Marketing Company, L.L.C.

El Paso Merchant Energy North America Company, L.L.C.

El Paso Merchant Energy-Petroleum Company

El Paso Reata Energy Company, L.L.C.

El Paso Remediation Company

El Paso Services Holding Company

EPEC Corporation

EPEC Oil Company Liquidating Trust

EPEC Polymers, Inc.

EPED Holding Company

Kinder Morgan Louisiana Pipeline Holding LLC

Kinder Morgan Louisiana Pipeline LLC

KN Capital Trust I

KN Capital Trust III

Mesquite Investors, L.L.C.

Note the Excluded Subsidiaries listed on this Schedule 1.01A may also be Excluded Subsidiaries pursuant to other exceptions set forth in the definition of “Excluded Subsidiary”.

SCHEDULE 1.01B

Existing Letters of Credit

Letters of Credit issued under the Existing Credit Agreement (as of September 15, 2014):

Issuing Bank	Beneficiary	LC Number	Amount	Date
Citigroup, N.A.	Travelers Insurance	69601556	$1,500,000	8/11/2015
Citigroup, N.A.	JP Morgan Ventures Energy	69601714	$5,000,000	9/2/2015
JP Morgan	The Home Insurance Company in Liquidation	P-770429	$278,981	12/1/2014
JP Morgan	SCA Services, Inc.	P-381222	$282,000	6/22/2015
JP Morgan	Insurance Company of North America	P-367925	$926,073	1/16/2015
JP Morgan	Protective Insurance Company	P-233719	$2,600,000	1/7/2015
JP Morgan	PJM Interconnection, L.L.C.	P-237109	$1,481,000	6/30/2015
JP Morgan	Zurich American Insurance Company	P-243021	$1,000,000	6/1/2015
JP Morgan	Reliance Insurance Company	P-243534	$2,185,412	6/23/2015
JP Morgan	U.S. Environmental Protection Agency	TPTS-390077	$3,700,000	8/31/2014
JP Morgan	U.S. Environmental Protection Agency	TPTS-760044	$250,000	11/20/2014

Letters of Credit issued under the KMP Credit Agreement (as of September 15, 2014):

Issuing Bank	Beneficiary	LC Number	Amount	Date
Wells Fargo	Bank of New York Mellon	SM201374W	$13,575,152	12/23/2014
Wells Fargo	TCEQ	SM215665W	$12,100,000	12/31/2014
Wells Fargo	Bank of New York Mellon	SM230086W / SM230084W	$45,500,000	3/20/2015
Wells Fargo	Bank of New York	S113181	$24,128,548	4/1/2015
Wells Fargo	Port of Houston Authority	SM238154W	$25,000	11/15/2014
Wells Fargo	Port Authority of NY & NJ	SM231529W	$375,000	4/30/2014
Wells Fargo	Port of Portland	SM235293W	$300,000	8/1/2015
Wells Fargo	Travelers	SM421263C	$200,000	6/4/2015
Wells Fargo	Lavaca Navidad River Authority	IS0002342	$250,000	8/10/2014
Wells Fargo	Guadalupe Valley Electric Coop	IS0012983	$320,000	6/26/2015
Wells Fargo	U.S. Environmental Protection Agency	IS0011480	$489,652	3/28/2015
Wells Fargo	Twin County Electric Power Assoc	IS0021875U	$1,000,000	2/15/2015
Wells Fargo	Medina Electric Cooperative	IS0024221U	$536,434	2/26/2015
Wells Fargo	Karnes Electric Cooperative	IS0178750U	$985,540	5/15/2015
Wells Fargo	New Jersey Highlands Water Protection and Planning Council	IS0197190U	$1,150,673	6/20/2015
Wells Fargo	New Jersey Department of Environmental Protection (NJDEP)	IS0194687U	$423,972	6/15/2015
Wells Fargo	Guadalupe Valley Electric Coop	IS0213588U	$225,000	7/23/2015
JPMorgan	TCEQ	TPTS-211032	$8,000,000	12/31/2015
JPMorgan	RBC/BC Maritime	TPTS-330400	$399,018	5/18/2014
JPMorgan	CPUC	TPTS-603696	$100,000,000	6/30/2014

SCHEDULE 6.01

Existing Non-Guarantor Indebtedness

•                  Certificate of Designations of Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock due 2057 of Kinder Morgan G.P., Inc.

•                  EPC Building, LLC, promissory note, 3.967%, due 2013 through 2035

•                  K N Capital Trust I 8.56% capital trust securities due 2027

•                  K N Capital Trust III 7.63% capital trust securities due 2028

•                  El Paso Energy Capital Trust I 4.75% preferred securities due 2028

SCHEDULE 6.05

Existing Transactions with Affiliates

None.

SCHEDULE 6.06

Existing Restrictive Agreements

•                  Certificate of Designations of Series A Fixed-to-Floating Rate Term Cumulative Preferred Stock due 2057 of Kinder Morgan G.P., Inc.

EXHIBIT 1.01-A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] (1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”).  [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4)  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as further restated, amended, modified, supplemented and in effect, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the revolving credit facility identified below (including, without limitation, the Letters of Credit and the Swingline Loans included in such facility), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”).  Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

(1)                                 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language.  If the assignment is from multiple Assignors, choose the second bracketed language.

(2)                                 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language.  If the assignment is to multiple Assignees, choose the second bracketed language.

(3)                                 Select as appropriate.

(4)                                 Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.                                      Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.                                      Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.                                      Borrower:                                                                                          Kinder Morgan, Inc.

4.                                      Administrative Agent:                                         , as the administrative agent under the Credit Agreement

5.                                      Credit Agreement:           The Revolving Credit Agreement dated as of September 19, 2014 among Kinder Morgan, Inc., the Lenders parties thereto, Barclays Bank PLC, as Administrative Agent, and the other agents parties thereto

6.                                      Assigned Interest[s]:

Assignor[s](5)	Assignee[s](6)	Aggregate Amount of Commitment/Loans for all Lenders(7)	Amount of Commitment/Loans Assigned(8)	Percentage Assigned of Commitment/ Loans(8)		CUSIP Number
		$	$		%
		$	$		%
		$	$		%

[7.                             Trade Date:                                                                               ](9)

Effective Date:                                    , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

(5)                                 List each Assignor, as appropriate.

(6)                                 List each Assignee, as appropriate.

(7)                                 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(8)                                 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(9)                                 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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ASSIGNOR[S](10)
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S](11)
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

(10)                          Add additional signature blocks as needed.  Include both Fund/Pension Plan and manager making the trade (if applicable).

(11)                          Add additional signature blocks as needed.  Include both Fund/Pension Plan and manager making the trade (if applicable).

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[Consented to and](12) Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[Consented to:](13)

[NAME OF THE RELEVANT PARTY]

By:
Title:

(12)                          To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(13)                          To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender or Issuing Bank) is required by the terms of the Credit Agreement.

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ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1.                            Assignor.  [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under the paragraph following Section 9.05(a)(vii) and Section 9.05(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.05(a)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.01 of the Credit Agreement, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest and (vii) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.16 of the Credit Agreement; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

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3.                                      General Provisions.

3.1.                            In accordance with Sections 9.04 and 9.05 of the Credit Agreement, upon execution, delivery, acceptance and recording of this Assignment and Assumption, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender under the Credit Agreement with a Commitment as set forth herein and (b) the Assignor shall, to the extent of the Assigned Interest assigned pursuant to this Assignment and Assumption, be released from its obligations under the Credit Agreement (and, in the case of this Assignment and Assumption covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party to the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 thereof).

3.2.                            This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

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EXHIBIT 1.01-B

FORM OF GUARANTY AGREEMENT

This GUARANTEE AGREEMENT is dated as of [                  ] (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), by each of the signatories listed on the signature pages hereto and each of the other entities that becomes a party hereto pursuant to Section 19 (the “Guarantors” and individually, a “Guarantor”), in favor of Barclays Bank PLC, as the Administrative Agent (as defined below) for the benefit of the Guaranteed Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Borrower (as defined herein) is party to the Revolving Credit Agreement dated as of September 19, 2014 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), the banks, financial institutions and other lenders from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”) and Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), pursuant to which, among other things, the Lenders have severally agreed and will severally agree to make Loans to the Borrower and the Issuing Banks have agreed and will agree to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein;

WHEREAS, each Guarantor is a direct or indirect Subsidiary of the Borrower;

WHEREAS, the proceeds of the Extensions of Credit will be used in part to enable the Borrower to make valuable transfers to the Guarantors in connection with the operation of their respective businesses;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the Issuing Banks to make their respective Extensions of Credit to the Borrower under the Revolving Credit Agreement that the Guarantors shall have executed and delivered this Agreement to the Administrative Agent for the benefit of the Guaranteed Parties;

NOW, THEREFORE, in consideration of the premises and to induce (i) the Administrative Agent, the Lenders and the Issuing Banks, as applicable, to enter into the Revolving Credit Agreement and (ii) the Lenders and the Issuing Banks to make their respective Extensions of Credit to the Borrower under the Revolving Credit Agreement, the Guarantors hereby agree with the Administrative Agent for the benefit of the Guaranteed Parties as follows:

1.                                      Defined Terms.

(a)                                 Unless otherwise defined herein, terms defined in the Revolving Credit Agreement and used herein shall have the meanings given to them in the Revolving Credit Agreement.

(b)                                 As used in this Agreement, the following terms have the meanings specified below:

                                                                                        “Administrative Agent” shall have the meaning provided in the recitals hereto.

                                                                                        “Agreement” shall have the meaning provided in the preamble hereto.

                                                                                        “Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto.

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                                                                                        “Borrower” shall have the meaning provided in the recitals hereto.

                                                                                        “Extensions of Credit” shall have the meaning provided in the recitals hereto.

                                                                                        “Guaranteed Parties” means, collectively, the Administrative Agent, each Lender and each Issuing Bank.

                                                                                        “Guarantee Termination Date” shall have the meaning set forth in Section 2(e).

                                                                                        “Guarantor” shall have the meaning provided in the preamble hereto.

                                                                                        “Lenders” shall have the meaning provided in the recitals hereto.

                                                                                        “Revolving Credit Agreement” shall have the meaning provided in the recitals hereto.

(c)                                  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to Sections of this Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(d)                                 The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.                                      Guarantee.

(a)                                 Subject to the provisions of Section 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the benefit of the Guaranteed Parties, the prompt and complete payment when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations; provided that each Guarantor shall be released from its respective guarantee obligations under this Agreement as provided in Section 9.02(d) of the Revolving Credit Agreement.

(b)                                 Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount that can be guaranteed by such Guarantor under the Bankruptcy Code or any applicable laws relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors after giving full effect to the liability under this Agreement and its related contribution rights set forth in this Section 2, but before taking into account any liabilities under any other Guarantees.

(c)                                  Each Guarantor further agrees to pay any and all expenses (including all reasonable fees and disbursements of counsel) that may be paid or incurred by the Administrative Agent or any other Guaranteed Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Agreement.

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(d)                                 Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Agreement or affecting the rights and remedies of the Administrative Agent or any other Guaranteed Party hereunder.

(e)                                  No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any other Guaranteed Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments, other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable (notwithstanding that from time to time during the term of the Revolving Credit Agreement the Loan Parties may be free from any Obligations) for the Obligations up to the maximum liability of such Guarantor hereunder until (i) all Obligations (other than any contingent indemnity obligations not then due) shall have been satisfied by payment in full, (ii) the Commitments under the Revolving Credit Agreement shall be terminated and (iii) no Letters of Credit shall be outstanding (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped to the reasonable satisfaction of the applicable Issuing Bank) (the “Guarantee Termination Date”).

(f)                                   Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any other Guaranteed Party on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Agreement for such purpose.  If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising hereunder. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2(f) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2(f) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

3.                                      Right of Contribution.  Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made

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hereunder (including by way of set-off rights being exercised against it), such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment as set forth in this Section 3.  To the extent that any Guarantor shall be required hereunder to pay any portion of any Obligation guaranteed hereunder exceeding the greater of (a) the amount of the value actually received by such Guarantor and its Subsidiaries from the Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of such Obligations guaranteed hereunder (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date; provided that any Guarantor’s right of reimbursement shall be subject to the terms and conditions of Section 5 hereof.  For purposes of determining the net worth of any Guarantor in connection with the foregoing, all Guarantees of such Guarantor other than pursuant to this Agreement will be deemed to be enforceable and payable after its obligations pursuant to this Agreement.  The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Guaranteed Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Guaranteed Parties for the full amount guaranteed by such Guarantor hereunder.

4.                                      Right of Set-off.  In addition to any rights and remedies of the Guaranteed Parties provided by law, each Guarantor hereby irrevocably authorizes each Guaranteed Party at any time and from time to time following the occurrence and during the continuance of an Event of Default under the Revolving Credit Agreement, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set off as appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Party, to or for the credit or the account of such Guarantor.  Each such Guaranteed Party shall notify such Guarantor promptly of any such set-off and the appropriation and application made by such Guaranteed Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

5.                                      No Subrogation.  Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Administrative Agent or any other Guaranteed Party, no Guarantor shall be entitled to be subrogated to any of the rights (or if subrogated by operation of law, such Guarantor hereby waives such rights to the extent permitted by applicable law) of the Administrative Agent or any other Guaranteed Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Guaranteed Party for the payment of any of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Guarantee Termination Date.  If any amount shall be paid to any Guarantor on account of such

5

subrogation, contribution or reimbursement rights at any time prior to the Guarantee Termination Date, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Guaranteed Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether due or to become due, in such order as the Administrative Agent may determine.

6.                                      Amendments, etc. with Respect to the Obligations; Waiver of Rights.  Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Administrative Agent or any other Guaranteed Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, allowed to lapse, surrendered or released by the Administrative Agent or any other Guaranteed Party, (c) the Revolving Credit Agreement, the other Loan Documents, the Letters of Credit and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders) may deem advisable from time to time and (d) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Guaranteed Party for the payment of any of the Obligations may be sold, exchanged, waived, allowed to lapse, surrendered or released.  Neither the Administrative Agent nor any other Guaranteed Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto.  When making any demand hereunder against any Guarantor, the Administrative Agent or any other Guaranteed Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or any other person, and any failure by the Administrative Agent or any other Guaranteed Party to make any such demand or to collect any payments from the Borrower or any other Guarantor or any other person or any release of the Borrower or any other Guarantor or any other person shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any other Guaranteed Party against any Guarantor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

7.                                      Guarantee Absolute and Unconditional.

(a)                                 Each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Administrative Agent or any other Guaranteed Party upon this Agreement or acceptance of this Agreement.  To the fullest extent permitted by applicable law, each Guarantor waives diligence, promptness, presentment, protest and notice of protest, demand for payment or performance, notice of default or nonpayment, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrower or any of the Guarantors with respect to

6

the Obligations.  Each Guarantor understands and agrees that this Agreement shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Revolving Credit Agreement, any other Loan Document or any Letter of Credit, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Guaranteed Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to or be asserted by the Borrower against the Administrative Agent or any other Guaranteed Party or (c)  any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of such Guarantor under this Agreement, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent and any other Guaranteed Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Guaranteed Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the other Guaranteed Parties against such Guarantor.

(b)                                 This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof and shall inure to the benefit of the Administrative Agent and the other Guaranteed Parties and their respective successors, indorsees, transferees and assigns until the Guarantee Termination Date, notwithstanding that from time to time during the term of the Revolving Credit Agreement the Loan Parties may be free from any Obligations.

8.                                      Reinstatement.  This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9.                                      Payments.  Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in dollars.  Each Guarantor agrees that the provisions of Section 2.16 of the Revolving Credit Agreement shall apply to such Guarantor’s obligations under this Agreement.

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10.                               Representations and Warranties; Covenants.

(a)                                 Each Guarantor hereby represents and warrants that the representations and warranties set forth in Article IV of the Revolving Credit Agreement and in the other Loan Documents to which such Guarantor is a party, all of which are hereby incorporated herein by reference, in each case as they relate to such Guarantor, are true and correct in all material respects as of the Closing Date (or, where such representations and warranties expressly relate to an earlier date, as of such earlier date), and the Administrative Agent and each other Guaranteed Party shall be entitled to rely on each of them as if they were fully set forth herein.

(b)                                 Each Guarantor hereby covenants and agrees with the Administrative Agent and each other Guaranteed Party that, from and after the date of this Agreement until the Guarantee Termination Date, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Article V or Article VI of the Revolving Credit Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

11.                               Authority of the Administrative Agent.

(a)                                 The Administrative Agent enters into this Agreement in its capacity as non-fiduciary agent for the Guaranteed Parties from time to time.  The rights and obligations of the Administrative Agent under this Agreement at any time are the rights and obligations of the Guaranteed Parties at that time.  Each of the Guaranteed Parties has (subject to the terms of the Revolving Credit Agreement and the other Loan Documents) a several entitlement to each such right, and a several liability in respect of each such obligation, in the proportions described in the Revolving Credit Agreement and the other Loan Documents.  The rights, remedies and discretions of the Guaranteed Parties, or any of them, under this Agreement may be exercised by the Administrative Agent.  No party to this Agreement is obliged to inquire whether an exercise by the Administrative Agent of any such right, remedy or discretion is within the Administrative Agent’s authority as agent for the Guaranteed Parties.

(b)                                 Each party to this Agreement acknowledges and agrees that any changes in the identity of the persons from time to time comprising the Guaranteed Parties gives rise to an equivalent change in the Guaranteed Parties, without any further act.  Upon such an occurrence, the persons then comprising the Guaranteed Parties are vested with the rights, remedies and discretions and assume the obligations of the Guaranteed Parties under this Agreement.

12.                               Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 9.01 of the Revolving Credit Agreement.  All communications and notices hereunder to any Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 9.01 of the Revolving Credit Agreement.

13.                               Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to

8

constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Administrative Agent and the Borrower.

14.                               Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

15.                               Integration.  This Agreement together with the other Loan Documents represent the agreement of each Guarantor and the Administrative Agent with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any other Guaranteed Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

16.                               Amendments in Writing; No Waiver; Cumulative Remedies.

(a)                                 None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Guarantors and the Administrative Agent in accordance with Section 9.02 of the Revolving Credit Agreement.

(b)                                 Neither the Administrative Agent nor any other Guaranteed Party shall by any act (except by a written instrument pursuant to Section 16(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any other Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or any Guaranteed Party would otherwise have on any future occasion.

(c)                                  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.                               Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.                               Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Administrative

9

Agent and the other Guaranteed Parties and their respective successors and permitted assigns except that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent (acting as directed by the Required Lenders) except pursuant to a transaction permitted by Section 6.03 of the Revolving Credit Agreement (and any such assignment, transfer or delegation without such consent shall be null and void).

19.                               Additional Guarantors.  Each Subsidiary of the Borrower that becomes, at the request of the Borrower, or that is required to become a party to this Agreement pursuant to Section 5.08 of the Revolving Credit Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Agreement upon execution and delivery by such Subsidiary of a written supplement substantially in the form of Annex A hereto.  The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any other Guarantor hereunder.  The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

20.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

21.                               Submission to Jurisdiction; Waivers; Service of Process.  Each party hereto hereby irrevocably and unconditionally:

(a)                                 submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York located in the Borough of Manhattan in the State of New York, the courts of the United States of America for the Southern District of New York located in the Borough of Manhattan and appellate courts from any thereof;

(b)                                 consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 12 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, and in the case of each Guarantor hereunder, such Guarantor hereby irrevocably authorizes and directs the Borrower to accept such service on its behalf;

(d)                                 agrees that nothing herein shall affect the right of any party hereto (or any Guaranteed Party) to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 21 any special,

10

exemplary, punitive or consequential damages; provided, that this clause (e) shall not relieve the Borrower from its contractual obligations to indemnify the indemnitees specified in Section 9.03 of the Revolving Credit Agreement with respect to any claims for special, exemplary, punitive or consequential damages thereunder and shall not relieve any other Loan Party of its guarantee thereof.

22.                               GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature pages follow]

11

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered by its duly authorized officer or other representative as of the day and year first above written.

[GUARANTORS],
as Guarantor

By:
Name:
Title:

BARCLAYS BANK PLC,
as Administrative Agent

By:
Name:
Title:

ANNEX A TO

THE GUARANTEE AGREEMENT

SUPPLEMENT NO. [  ] dated as of [                    ] to the GUARANTEE AGREEMENT dated as of [                  ] (the “Guarantee”), among each of the Guarantors listed on the signature pages thereto and each of the other entities that becomes a party thereto pursuant to Section 19 of the Guarantee (each such subsidiary individually, a “Guarantor” and, collectively, the “Guarantors”), and Barclays Bank PLC, as Administrative Agent (as defined below). Unless otherwise defined herein, terms defined in the Guarantee and used herein shall have the meanings given to them in the Guarantee.

A.                                    The Borrower (as defined herein) is party to the Revolving Credit Agreement dated as of September 19, 2014 (as may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Revolving Credit Agreement”) among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), the banks, financial institutions and other lenders from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”) and Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), pursuant to which, among other things, the Lenders have severally agreed or will severally agree to make Loans (as defined in the Revolving Credit Agreement) to the Borrower and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrower (collectively, the “Extensions of Credit”) upon the terms and subject to the conditions set forth therein.

B.                                    The Guarantors have entered into the Guarantee in order to induce (i) the Administrative Agent, the Lenders and the Issuing Banks to enter into the Revolving Credit Agreement and (ii) the Lenders and the Issuing Banks  to make their respective Extensions of Credit to the Borrower under the Revolving Credit Agreement.

C.                                    Section 5.08 of the Revolving Credit Agreement and Section 19 of the Guarantee provide that additional Subsidiaries may become Guarantors under the Guarantee by execution and delivery of an instrument in the form of this Supplement.  Each undersigned Subsidiary (each a “New Guarantor”) is executing this Supplement at the request of the Borrower or in accordance with the requirements of the Revolving Credit Agreement to become a Guarantor under the Guarantee in order to induce the Lenders and the Issuing Banks to make additional Extensions of Credit and as consideration for Extensions of Credit previously made.

Accordingly, the Administrative Agent and each New Guarantor agrees as follows:

SECTION 1.                            In accordance with Section 19 of the Guarantee, each New Guarantor by its signature below becomes a Guarantor under the Guarantee with the same force and effect as if originally named therein as a Guarantor and each New Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof (or, where such representations and warranties expressly relate to an earlier date, as of such earlier date).  Each reference to a Guarantor in the Guarantee shall be deemed to include each New Guarantor.  The Guarantee is hereby incorporated herein by reference.

SECTION 2.                            Each New Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.                            This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Supplement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.  This Supplement shall become effective as to each New Guarantor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Guarantor and the Administrative Agent.

SECTION 4.                            Except as expressly supplemented hereby, the Guarantee shall remain in full force and effect.

SECTION 5.                         THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.                            Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.                            All notices, requests and demands pursuant hereto shall be made in accordance with Section 9.01 of the Revolving Credit Agreement.  All communications and notices hereunder to each New Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in Section 9.01 of the Revolving Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee as of the day and year first above written.

as Guarantor

By:
Name:
Title:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

1

EXHIBIT 1.01-C

FORM OF COMMITTED NOTE

,

FOR VALUE RECEIVED, the undersigned, KINDER MORGAN, INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                                                                                                                (the “Lender”), the lesser of (i) such Lender’s Commitment and (ii) the aggregate amount of Committed Loans made by the Lender and outstanding on the Maturity Date.  The principal amount of the Committed Loans made by the Lender to the Borrower shall be due and payable on the dates and in the amounts as are specified in that certain Revolving Credit Agreement, dated as of September 19, 2014 (as further restated, amended, modified, supplemented and in effect from time to time, the “Credit Agreement”), among the Borrower, the Lender, certain other lenders that are party thereto, Barclays Bank PLC, as Administrative Agent for the Lender and such other lenders, and the other agents named therein.  All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Committed Loan outstanding from time to time from the date thereof until such principal amount is paid in full, at such interest rates and payable on such dates as are specified in the Credit Agreement.  Principal and interest are payable in same day funds in lawful money of the United States of America to the Administrative Agent at its Principal Office, or at such other place as the Administrative Agent shall designate in writing to the Borrower.

This Note is one of the Committed Notes referred to in, and this Note and all provisions herein are entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things (a) provides for the making of Committed Loans by the Lender and the other lenders to the Borrower from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate.

This Note may be held by the Lender for the account of its applicable lending office and may be transferred from one lending office to another lending office from time to time as the Lender may determine.

The Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor, default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

1

This Note shall be governed by and construed under the laws of the State of New York and the applicable laws of the United States of America.

KINDER MORGAN, INC.,
as the Borrower

By:
Name:
Title:

2

EXHIBIT 1.01-D

FORM OF SWINGLINE NOTE

$	,

FOR VALUE RECEIVED, the undersigned, KINDER MORGAN, INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                                                                                                      (the “Swingline Lender”), the lesser of (i) $                               and (ii) the aggregate amount of Swingline Loans made by the Swingline Lender and outstanding on the Maturity Date.  The principal amount of the Swingline Loans made by the Swingline Lender to the Borrower shall be due and payable on the dates and in the amounts as are specified in that certain Revolving Credit Agreement dated as of September 19, 2014 (as further restated, amended, modified, supplemented and in effect from time to time, the “Credit Agreement”) among the Borrower, the Swingline Lender, certain other lenders that are party thereto, Barclays Bank PLC, as Administrative Agent for the Swingline Lender and such other lenders, and the other agents named therein.  All capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Swingline Loan outstanding from time to time from the date thereof until such principal amount is paid in full, at such interest rates and payable on such dates as are specified in the Credit Agreement.  Both principal and interest are payable in same day funds in lawful money of the United States of America to the Swingline Lender at its Principal Office or such other place as the Swingline Lender shall designate in writing to the Borrower.

This Note is the Swingline Note referred to in, and this Note and all provisions herein are entitled to the benefits of, the Credit Agreement.  The Credit Agreement, among other things (a) provides for the making of Swingline Loans by the Swingline Lender to the Borrower from time to time, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified, and for limitations on the amount of interest paid such that no provision of the Credit Agreement or this Note shall require the payment or permit the collection of interest in excess of the Maximum Rate.

The Borrower and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor, default or intent to accelerate, protest and notice of protest and diligence in collecting and bringing of suit against any party hereto, and agree to all renewals, extensions or partial payments hereon and to any release or substitution of security herefor, in whole or in part, with or without notice, before or after maturity.

1

This Note shall be governed by and construed under the laws of the State of New York and the applicable laws of the United States of America.

KINDER MORGAN, INC.,
as the Borrower

By:
Name:
Title:

2

EXHIBIT 2.03

FORM OF BORROWING REQUEST

Dated

Barclays Bank PLC,

1301 Sixth Avenue

New York, NY 10019

Attn:  Joe Tricamo

Phone: (212) 320-7564

Fax: (917) 522-0569

E-mail: xraUSLoanOps5@barclays.com/joe.tricamo@barclays.com

Ladies and Gentlemen:

This Borrowing Request is delivered to you by Kinder Morgan, Inc. (the “Borrower”), a Delaware corporation, under Section 2.03 of the Revolving Credit Agreement, dated as of September 19, 2014 (as further restated, amended, modified, supplemented and in effect, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, Barclays Bank PLC, as Administrative Agent, and the other agents named therein.

1.                                      The Borrower hereby requests that the Lenders make a [Committed] [Swingline](1) Loan or Loans in the aggregate principal amount of $                            .(2)

2.                                      The Borrower hereby requests that the [Committed] [Swingline] Loan or Loans be made on the following Business Day:                                 .(3)

3.                                      The Borrower hereby requests that the Borrowing be [an ABR Borrowing] [a Eurodollar Borrowing]. (4)

4.                                      In the case of a Eurodollar Borrowing, the initial Interest Period shall be [one week] [one month] [two months] [three months] [six months].

5.                                      The Borrower hereby requests that the funds from the requested Loan or Loans be disbursed to the following bank account:                                                             .

6.                                      After giving effect to the requested Loan or Loans, the aggregate Credit Exposures outstanding as of the date hereof (including the requested Loans) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

(1)                                 Items 3 and 4 are not completed for Swingline Loans.

(2)                                 Complete with an amount in accordance with Section 2.03 of the Credit Agreement.

(3)                                 Complete with a Business Day in accordance with Section 2.03 of the Credit Agreement.

(4)                                 If no election as to Type of Borrowing is made for a Committed Loan, the Requested Borrowing shall be an ABR Borrowing.

1

7.                                      The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (unless such representation and warranty expressly relates to an earlier date).

8.                                      No Default or Event of Default has occurred and is continuing on the date hereof or would result after giving effect to the Loans requested hereby.

9.                                      All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Borrowing Request this            day of                               ,             .

KINDER MORGAN, INC.,
as the Borrower

By:
Name:
Title:

2

EXHIBIT 2.05

FORM OF LETTER OF CREDIT REQUEST

Dated

Barclays Bank PLC,

1301 Sixth Avenue

New York, NY 10019

Attn:  Joe Tricamo

Phone: (212) 320-7564

Fax: (917) 522-0569

E-mail: xraUSLoanOps5@barclays.com/joe.tricamo@barclays.com

and

[Name and address of Issuing Bank,

if the Issuing Bank is not Barclays Bank PLC]

Ladies and Gentlemen:

This Letter of Credit Request is delivered to you by Kinder Morgan, Inc., (the “Borrower”), a Delaware corporation, under Section 2.05 of the Revolving Credit Agreement, dated as of September 19, 2014 (as further restated, amended, modified, supplemented, and in effect from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto, Barclays Bank PLC, as Administrative Agent, and the other parties named therein.

The Borrower hereby requests the issuance of a Letter of Credit under the Credit Agreement, and in that connection sets forth below the information relating to such Letter of Credit (the “Proposed Letter of Credit”) as required by Section 2.05(e) of the Credit Agreement.  The Proposed Letter of Credit must be issued:

on or before                                         ,            (1)

for the benefit of                             whose address is

In the amount of $

having an expiry date of                                 ,          (2)

attached hereto is any special language to be incorporated into the Proposed Letter of Credit.

or

(1)                                 Must be a date not earlier than five Business Days after notice is given to the Issuing Bank.

(2)                                 May include requirement for automatic extension provision but, in any event must comply with Section 2.05(f) of the Credit Agreement.

1

The Borrower hereby refers to Letter of Credit Number                            (the “Existing Letter of Credit”) which has an existing expiry date of                               .  The Borrower hereby requests that [the expiry date of the Expiring Letter of Credit be extended to                           . (2)] [the Existing Letter of Credit be amended.] [the Existing Letter of Credit be renewed. (3)]

1.                                      After giving effect to the Proposed Letter of Credit, (i) the LC Exposure for all Committed Letters of Credit issued by such Issuing Bank does not exceed such Issuing Bank’s Letter of Credit Commitment at such time, (ii) the total LC Exposure does not exceed the LC Sublimit and (iii) the total Credit Exposure does not exceed the Total Commitment.

2.                                      All capitalized undefined terms used herein have the meanings assigned thereto in the Credit Agreement.

The undersigned hereby certifies that:

1.                                      The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (unless such representation and warranty expressly relates to an earlier date); and

2.                                      No Default or Event of Default has occurred and is continuing on the date hereof or would result from the issuance of the Letter of Credit requested hereby.

[Remainder of page intentionally left blank]

(3)                                 If an amendment, describe the proposed amendment.

2

IN WITNESS WHEREOF, the undersigned have executed this Letter of Credit Request this            day of                               ,           .

KINDER MORGAN, INC.,
as the Borrower

By:
Name:
Title:

3

EXHIBIT 2.07

FORM OF INTEREST ELECTION REQUEST

  Date:  [                    ], 20[    ]

Barclays Bank PLC,

1301 Sixth Avenue

New York, NY 10019

Attn:  Joe Tricamo

Phone: (212) 320-7564

Fax: (917) 522-0569

E-mail: xraUSLoanOps5@barclays.com/joe.tricamo@barclays.com

                                                Re:                             Kinder Morgan, Inc. — Interest Election Request

Ladies and Gentlemen:

Reference is made to the Revolving Credit Agreement, dated as of September 19, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, Barclays Bank PLC as Administrative Agent, and the other parties thereto from time to time. Capitalized terms used but not otherwise defined in this Interest Election Request shall have the meanings assigned to such terms in the Credit Agreement.

1.                                      Interest Election Request.  This Interest Election Request relates to the Borrower’s election to (i) continue a Eurodollar Borrowing, (ii) convert a Eurodollar Borrowing or (iii) convert a Base Rate Borrowing on                        (the “Interest Election Date”), as indicated below (check each that applies):

☐                                   Continuation of Eurodollar Borrowing.

Pursuant to Section 2.07 of the Credit Agreement, this Interest Election Request confirms our written election on the date hereof to continue the following outstanding Borrowing comprised of Eurodollar Loans on the Interest Election Date, as follows:

(A)	Expiration date of current Interest Period:

(B)	Aggregate amount of outstanding Borrowing:

(C)	Aggregate amount to be continued as Eurodollar Loans:

(D)	Elected Interest Period:

☐                                   Conversion of Eurodollar Borrowing.

1

Pursuant to Section 2.07 of the Credit Agreement, this Interest Election Request confirms our written election on the date hereof to convert the following outstanding Borrowing comprised of Eurodollar Loans to Borrowing(s) comprised of ABR Loans on the Interest Election Date, as follows:

(A)	Expiration date of current Interest Period:

(B)	Aggregate amount of outstanding Borrowing:

(C)	Aggregate amount to be converted to ABR Loans:

☐                                   Conversion of Base Rate Borrowing.

Pursuant to Section 2.07 of the Credit Agreement, this Interest Election Request confirms our written election on the date hereof that the following outstanding Borrowing comprised of ABR Loans be converted to a Borrowing comprised of Eurodollar Loans on the Interest Election Date, as follows:

(A)	Date of Conversion:

(B)	Aggregate amount of outstanding Borrowing:

(C)	Aggregate amount to be converted to Eurodollar Loans:

(D)	Elected Interest Period:

2.                                      Certifications.  The Borrower hereby represents and warrants to the Lenders that, as of the date of this Interest Election Request and after giving effect to the continuations or conversions being requested under Section 1 hereof, no Default or Event of Default has occurred and is continuing.

[Signature page follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Interest Election Request this            day of                                       ,         .

KINDER MORGAN, INC.,
as the Borrower

By:
Name:
Title:

3

EXHIBIT 2.10

FORM OF NOTICE OF PREPAYMENT

Date:                ,

To:                             Barclays Bank PLC,

                                                1301 Sixth Avenue

New York, NY 10019

Attn:  Joe Tricamo

Phone: (212) 320-7564

Fax: (917) 522-0569

E-mail: xraUSLoanOps5@barclays.com/joe.tricamo@barclays.com

Ladies and Gentlemen:

Reference is made to that certain Revolving Credit Agreement, dated as of September 19, 2014 (as may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time in accordance with its terms, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Kinder Morgan, Inc., a Delaware corporation (the “Borrower”), the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent, and the other parties thereto.  All capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement.

This Prepayment Notice is delivered to you pursuant to Section 2.10 of the Agreement.  The Borrower hereby gives notice of a prepayment of Loans as follows:

1.                                      (select Class of Loans)

☐  Committed Loans

☐  Swingline Loans

2.                                      (select Type(s) of Loans)

☐  ABR Loans in the aggregate principal amount of $                .

☐  Eurodollar Loans with an Interest Period ending             , 201     in the aggregate principal amount of $                .

3.                                      On                     , 201    (a Business Day).

IN WITNESS WHEREOF, the undersigned have executed this Prepayment Notice this            day of                               ,           .

KINDER MORGAN, INC.,
as the Borrower

By:
Name:
Title:

1

EXHIBIT 2.16-A

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement, dated as of September 19, 2014 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kinder Morgan, Inc. (the “Borrower”), Barclays Bank PLC, as administrative agent for the lenders party thereto (the “Lenders”) and such Lenders.

Pursuant to the provisions of Section 2.16(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT 2.16-B

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement, dated as of September 19, 2014 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kinder Morgan, Inc. (the “Borrower”), Barclays Bank PLC, as administrative agent for the lenders party thereto (the “Lenders”) and such Lenders.

Pursuant to the provisions of Section 2.16(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT 2.16-C

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement, dated as of September 19, 2014 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kinder Morgan, Inc. (the “Borrower), Barclays Bank PLC, as administrative agent for the lenders party thereto (the “Lenders”) and such Lenders.

Pursuant to the provisions of Section 2.16(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT 2.16-D

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Revolving Credit Agreement, dated as of September 19, 2014 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Kinder Morgan, Inc.. (the “Borrower”), Barclays Bank PLC, as administrative agent for the lenders party thereto (the “Lenders”) and such Lenders.

Pursuant to the provisions of Section 2.16(g) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

1

EXHIBIT 2.21

FORM OF NEW LOAN INCREASE JOINDER

NEW LOAN INCREASE JOINDER, dated as of [                        ], 201[    ] (this “Agreement”), by and among [NEW LENDERS] (each, a “New Lender” and, collectively, the “New Lenders”), Kinder Morgan, Inc., a Delaware corporation (the “Borrower”) and Barclays Bank PLC, as Administrative Agent in such capacity (the “Administrative Agent”).

R E C I T A L S

WHEREAS, reference is hereby made to the Revolving Credit Agreement, dated as of September 19, 2014 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, Barclays Bank PLC as Administrative Agent, and the other parties thereto (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement); and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Commitments by, among other things, entering into one or more New Loan Increase Joinders with New Lenders;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Lender party hereto hereby agrees to commit to provide its respective New Commitment, as set forth opposite its name on Schedule A annexed hereto, on the terms and subject to the conditions set forth below.

Each New Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, any Documentation Agent, any other New Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Lender.

Each New Lender hereby agrees to make its respective Commitment on the following terms and conditions:

1.                                      Proposed Increase to Revolving Facility.  This Agreement represents the Borrower’s request to increase the Total Commitment pursuant to Section 2.21 of the Credit Agreement through New Commitments from the New Lenders as follows (the “Proposed Commitment Increase”):

(a) Business Day of Proposed Revolving Credit Commitment Increase:               ,          (the “Increased Amount Date”)

(b) Amount of Proposed Commitment Increase: $                              (1)

2.                                      [Acknowledgment and Agreement.  Each New Lender acknowledges and agrees that upon its execution of this Agreement and the making of New Loans that such New Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.](2)

3.                                      Credit Agreement Governs.  Except as set forth in this Agreement, the New Commitments shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents.

4.                                      Borrower’s Certifications.  By its execution of this Agreement, the undersigned officer of the Borrower, to the best of his or her knowledge, hereby certifies that:

i.                                          The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (unless such representation and warranty expressly relates to an earlier date); and

ii.                                       No Event of Default exists on such Increased Amount Date before or after giving effect to such New Commitments.

5.                                      Borrower Covenants.  By its execution of this Agreement, Borrower hereby covenants that:

i.                                          Borrower shall make any payments required pursuant the Credit Agreement (including Section 2.15 thereof) to the Administrative Agent and the Lenders (other than any Defaulting Lender), in connection with the New Commitments;

ii.                                       Borrower shall deliver or cause to be delivered the following legal opinions and documents: [                      ], together with all other legal opinions and other documents reasonably requested by the Administrative Agent in connection with this Agreement; and

iii.                                    Set forth on the attached Officers’ Certificate are the calculations (in reasonable detail) demonstrating compliance on a pro forma basis with the financial tests described in Section 6.07 of the Credit Agreement as of the Increased Amount Date and as of the Most Recent Financial Statement Date, after giving effect to such New Commitments (assuming for the purposes of such calculation that any New Commitments are fully drawn) and other customary and appropriate pro forma adjustments, including any acquisitions or dispositions after the beginning of the relevant determination period and prior to or simultaneous with the effectiveness of such New Commitments.

(1)                                 Amount not to exceed $1,000,000,000 in the aggregate with all other New Commitments.

(2)                                 Insert bracketed language if the lending institution is not already a Lender.

7.                                      Consents.  The Administrative Agent, the Swingline Lender and the Issuing Banks have consented to each New Lender on or prior to the date hereof.

8.                                      Notice.  For purposes of the Credit Agreement, the initial notice address of each New Lender that is not a Lender under the Credit Agreement shall be as set forth below its signature below.

9.                                      Tax Forms.  For each relevant New Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Lender may be required to deliver to the Administrative Agent pursuant to Section 2.16(g) of the Credit Agreement.

10.                               Recordation of the New Revolving Credit Commitments.  Upon execution and delivery hereof, the Administrative Agent will record the New Commitments made by each New Lender in the Register.

11.                               Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

12.                               Entire Agreement.  This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

13.                               GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

14.                               Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

15.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this New Loan Increase Joinder as of                               ,           .

[NEW REVOLVING LOAN LENDER]

By:
Name:
Title:

[Notice Address:
Attention:
Telephone:
Facsimile:](3)

KINDER MORGAN, INC., as Borrower

By:
Name:
Title:

[NAME OF ADMINISTRATIVE AGENT], as Administrative Agent

By:
Name:
Title:

(3)                                 Insert notice information if such New Revolving Loan Lender is not a Revolving Credit Lender under the Credit Agreement.

Consented to:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Name:
Title:

[NAME OF EACH RELEVANT PARTY](4)

By:
Name:
Title:

(4)                                 Requires consent of the Administrative Agent, each Swingline Lender and each Issuing Bank.

EXHIBIT 5.01

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he is the                                                          of KINDER MORGAN, INC., a Delaware corporation (the “Borrower”), and that as such he is authorized to execute this certificate on behalf of the Borrower.  With reference to the Revolving Credit Agreement dated as of September 19, 2014 (as further restated, amended, modified, supplemented and in effect from time to time, the “Credit Agreement”) among the Borrower, Barclays Bank PLC, as Administrative Agent, for the lenders (the “Lenders”) and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified);

Attached hereto as Annex I are the detailed computations necessary to determine whether the Borrower is in compliance with Section 6.07 of the Credit Agreement as of the end of the [fiscal quarter][fiscal year] ending                                 .

[Attached hereto as Annex II is a list of the Material Subsidiaries.](1)

[There has been no change in the list of Material Subsidiaries since [                      ], the date of the last Compliance Certificate delivered prior to the date hereof.] [Attached hereto as Annex II is an update to the list of Material Subsidiaries to reflect changes in such list since [                      ], the date of the last Compliance Certificate delivered prior to the date hereof.](2)

There does not exist any Default or Event of Default under the Credit Agreement as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, setting forth the details thereof and the action taken or proposed to be taken by the Borrower with respect thereto.

EXECUTED AND DELIVERED this            day of                                 ,             .

KINDER MORGAN, INC.,
as the Borrower

By:
Name:
Title:

(1)                                 To be included in the compliance certificate delivered simultaneously with the first set of financial statements delivered following the Closing Date.

(2)                                 Select the appropriate option for each Compliance Certificate delivered simultaneously with the second set of financial statements delivered following the Closing Date and each set of financial statements delivered thereafter.